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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180329

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor do they seek offers to buy those securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated December 10, 2013

PROSPECTUS SUPPLEMENT
(to prospectus dated March 23, 2012)

$

Arch Capital Group (U.S.) Inc.

% Senior Notes due

Fully and Unconditionally Guaranteed by

Arch Capital Group Ltd.

        Arch Capital Group (U.S.) Inc. is offering $         million aggregate principal amount of        % senior notes due                         ,            .

        Arch Capital Group (U.S.) Inc. will pay interest on the notes on            and            of each year. The first such payment will be made on            , 2014. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Arch Capital Group (U.S.) Inc. may redeem some or all of the notes at a "make-whole" redemption price as described in this prospectus supplement. See "Description of Notes and Guarantee—Optional Redemption."

        Arch Capital Group (U.S.) Inc. is a wholly owned subsidiary of Arch Capital Group Ltd. The notes will be senior unsecured obligations of Arch Capital Group (U.S.) Inc. and will rank equally with all of Arch Capital Group (U.S.) Inc.'s existing and future unsecured and unsubordinated indebtedness. Arch Capital Group (U.S.) Inc. does not intend to apply for listing of the notes on any national securities exchange or quotation on any automated quotation system. Arch Capital Group Ltd. will fully and unconditionally guarantee the notes on a senior unsecured basis.

        Arch Capital Group (U.S.) Inc. expects to use the net proceeds from this offering to finance the Acquisition (as defined herein), to pay related costs and expenses, and for anticipated growth in our mortgage and other select businesses. See "Prospectus Supplement Summary—The Acquisition." The closing of this offering is expected to occur prior to, and is not contingent on, the closing of the Acquisition. The notes will be subject to a special mandatory redemption in the event that (i) the purchase agreements for the Acquisition are terminated on any date prior to June 30, 2014, (ii) Arch Capital Group (U.S.) Inc. publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014 (the earliest of any such date, a "Trigger Date"). If a Trigger Date occurs, Arch Capital Group (U.S.) Inc. will be required to redeem the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, together with accrued and unpaid interest on the notes from the issue date or the last date on which interest has been paid up to, but not including, the special mandatory redemption date. See "Description of Notes and Guarantee—Special Mandatory Redemption."

        An investment in the notes involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus to read about important factors you should consider before investing in the notes.

        None of the Securities and Exchange Commission, the Bermuda Monetary Authority, the Registrar of Companies in Bermuda, or any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total

Public offering price(1)%	$

Underwriting discount %	$

Proceeds, before expenses, to Arch Capital Group (U.S.) Inc.(1)%	$

(1)
Plus accrued interest, if any, from                , 2013, if settlement occurs after that date.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company ("DTC") against payment in New York, New York on or about             , 2013.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is            , 2013.

        This prospectus supplement and the accompanying prospectus relate to the offer and sale by Arch Capital Group (U.S.) Inc. of the notes. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus supplement and in the accompanying prospectus, unless the context requires otherwise: (a) "ACGL" and "Arch Capital" refer to Arch Capital Group Ltd., (b) "Arch US" refers to our wholly owned U.S. subsidiary, Arch Capital Group (U.S.) Inc. and (c) "we," "us," "our" and "the Company" refer to ACGL and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary is not complete and does not contain all the information you should consider. You should read this entire prospectus supplement and the accompanying prospectus carefully, including without limitation, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the sections entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus and the section entitled "Cautionary Note Regarding Forward-Looking Statements."

Arch Capital Group Ltd.

        Arch Capital is a Bermuda public limited liability company with approximately $5.84 billion in capital at September 30, 2013 and, through operations in Bermuda, the United States, Europe and Canada, writes insurance and reinsurance on a worldwide basis. While we are positioned to provide a full range of property and casualty insurance and reinsurance lines, we focus on writing specialty lines of insurance and reinsurance.

        The worldwide insurance and reinsurance industry is highly competitive and has traditionally been subject to an underwriting cycle in which a hard market (high premium rates, restrictive underwriting standards, as well as terms and conditions, and underwriting gains) is eventually followed by a soft market (low premium rates, relaxed underwriting standards, as well as broader terms and conditions, and underwriting losses). Insurance market conditions may affect, among other things, the demand for our products, our ability to increase premium rates, the terms and conditions of the insurance policies we write, changes in the products offered by us or changes in our business strategy.

        The financial results of the insurance and reinsurance industry are influenced by factors such as the frequency and/or severity of claims and losses, including natural disasters or other catastrophic events, variations in interest rates and financial markets, changes in the legal, regulatory and judicial environments, inflationary pressures and general economic conditions. These factors influence, among other things, the demand for insurance or reinsurance, the supply of which is generally related to the total capital of competitors in the market.

        The broad market environment continues to be competitive, but with improvements across most lines of business. An increasing number of product lines are becoming attractive due to compound rate increases. Our underwriting teams continue to execute a disciplined strategy by emphasizing small and medium-sized accounts over large accounts and by focusing more on short-tail business. In addition, our reinsurance operations capitalized on opportunities in specialty lines such as mortgage and U.K. motor due to the attractive market conditions and our insurance operations continue to diversify into various lines of business such as travel insurance and contract binding insurance.

        Our objective is to achieve an average operating return on average equity of 15% or greater over the insurance cycle, which we believe to be an attractive return to our common shareholders given the risks we assume. We continue to look for opportunities to find acceptable books of business to underwrite without sacrificing underwriting discipline and continue to believe that the most attractive area from a pricing point of view remains catastrophe-exposed business. We expect that catastrophe-exposed business will continue to represent a significant proportion of our overall book, which could increase the volatility of our operating results.

        We monitor our capital adequacy on a regular basis and will seek to adjust our capital base (up or down) according to the needs of our business. The future capital requirements of our business will depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. Our ability to underwrite is largely dependent upon the quality of our claims paying and financial strength ratings as evaluated by independent rating agencies. In particular, we require (1) sufficient capital to maintain our financial strength ratings, as issued by several ratings agencies, at a level considered necessary by management to enable our key operating subsidiaries to compete; (2) sufficient capital to enable our underwriting subsidiaries to meet the capital adequacy tests performed by statutory agencies in the U.S. and other key markets; and (3) letters of credit and other forms of collateral that are necessary for our non-U.S. operating companies because they are "non-admitted" under U.S. state insurance regulations.

        As part of our capital management program, we may seek to raise additional capital or may seek to return capital to our shareholders through share repurchases, cash dividends or other methods (or a combination of such methods). Any such determination will be at the discretion of our board of directors and will be dependent upon our profits, financial requirements and other factors, including legal restrictions, rating agency requirements and such other factors as our board of directors deems relevant.

  Principal Executive Office

        Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (telephone number: (441) 295-1422), and our principal executive offices are located at Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone number: (441) 278-9250). We maintain a website at http://www.archcapgroup.bm. The information contained on our website is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying prospectus.

Arch Capital Group (U.S.) Inc.

        Arch US, the issuer of the      % Senior Notes due            , which we refer to in this prospectus supplement as the "notes," is a Delaware corporation and a wholly owned subsidiary of Arch Capital. Its principal executive offices are located at Harborside Financial Center, 300 Plaza Three, 3rd Floor, Jersey City, New Jersey, 07311 (telephone (201) 743-4000). Arch US principally serves as the holding company for the U.S.-based insurance and reinsurance operations of Arch Capital and has no direct operations.

The Acquisition

        On February 7, 2013, Arch U.S. MI Services Inc., a Delaware corporation (the "PMI Purchaser") and a wholly owned subsidiary of Arch Capital and Arch US, entered into an Asset Purchase Agreement, as amended as of May 31, 2013 (the "Asset Purchase Agreement"), with the Receiver of PMI Mortgage Insurance Co. in Rehabilitation (the "Receiver"), on behalf of PMI Mortgage Insurance Co., an Arizona stock insurance corporation ("PMI"), pursuant to which, upon the terms and subject to the conditions of the Asset Purchase Agreement, Arch US agreed to purchase from PMI: (i) certain assets of PMI, including certain intellectual property owned by, or licensed to, PMI and certain hardware and other information technology assets and contractual rights comprising PMI's information technology platform, as well as certain leases, personal property, books and records, data and other assets, as set forth in the Asset Purchase Agreement (collectively, the "Purchased Assets") and (ii) all of the issued and outstanding shares of common stock (the "PMAC Shares") of PMI Mortgage Assurance Co., an Arizona corporation and a wholly-owned subsidiary of PMI. As aggregate consideration for the PMAC Shares and the Purchased Assets, Arch US will assume certain liabilities and will pay to PMI an amount equal to $90.0 million.

        Simultaneously with the execution of the Asset Purchase Agreement, Arch U.S. MI Holdings Inc., a wholly owned subsidiary of Arch Capital (the "CMG Purchaser"), and Arch US entered into the CMG Stock Purchase Agreement, as amended as of May 31, 2013 (the "Stock Purchase Agreement" and together with the Asset Purchase Agreement, the "Purchase Agreements" and such transaction, the "Acquisition"), with the Receiver, on behalf of PMI, CMFG Life Insurance Company, formerly known as CUNA Mutual Insurance Society, an Iowa corporation ("CUNA Mutual" and, together with PMI, the "CMG Sellers" and each individually, a "CMG Seller"), and CMG Mortgage Insurance Company, a Wisconsin insurance company ("CMG MI"), pursuant to which, upon the terms and subject to the conditions of the Stock Purchase Agreement, the CMG Purchaser agreed to purchase from the CMG Sellers all of the issued and outstanding shares of capital stock of CMG MI and CMG Mortgage Assurance Company, a Wisconsin insurance company ("CMG MA") (together, the "CMG Shares" and together with the Purchased Assets, the "Mortgage Operations"). CMG MI, CMG MA and CMG MA's wholly-owned subsidiary, CMG Mortgage Reinsurance Company, a Wisconsin insurance company ("CMG Re"), are referred to collectively as the "CMG Companies." As aggregate consideration for the CMG Shares, on the closing date of the Acquisition, the CMG Purchaser will pay to the CMG Sellers an amount (the "Closing Date Payment") equal to the greater of (i) a percentage of the estimated book value of the CMG Companies as of the end of the month ending prior to closing of the Acquisition and (ii) $185 million, as determined in accordance with terms of the CMG Stock Purchase Agreement. The Closing Date Payment is subject to adjustment in the manner described in the CMG Stock Purchase Agreement in the event that the CMG Sellers contribute capital to the CMG Companies prior to closing of the Acquisition. In addition to the Closing Date Payment, the CMG Sellers are also entitled to certain deferred consideration payments. Such deferred consideration payments, which are to be made in installments over an agreed upon period following the closing, will be determined based upon the performance of the CMG Companies' portfolio of insurance policies in force as of the closing date, as described in the CMG Stock Purchase Agreement.

        The transaction has received approval from the Arizona receivership court and is subject to further approvals of applicable regulators and government-sponsored enterprises ("GSEs"), including the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), and the satisfaction of customary closing conditions. If the approvals are obtained, it is expected the transaction will close during December 2013 or the early part of 2014.

        The closing of this offering is not contingent upon the completion of the Acquisition. If (i) the Purchase Agreements are terminated on any date prior to June 30, 2014, (ii) Arch US publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014, then Arch US will be required to redeem the notes at 101% of the aggregate principal amount of the notes together with accrued interest on the notes from the issue date or the last date on which interest has been paid up to, but not including, the applicable special mandatory redemption date. See "Use of Proceeds" and "Description of Notes and Guarantee—Special Mandatory Redemption" in this prospectus supplement.

The Offering

        This section provides a summary of the terms of the notes and the full and unconditional guarantee thereof by Arch Capital, which we refer to in this prospectus supplement as the "Guarantee." For a more complete description of the terms of the notes, you should also refer to the sections entitled "Description of Notes and Guarantee" in this prospectus supplement and "Description of Arch Capital Group (U.S.) Inc. Unsecured Debt Securities" in the accompanying prospectus.

Issuer	Arch Capital Group (U.S.) Inc.
Guarantor	Arch Capital Group Ltd.
Notes offered	$ million aggregate principal amount of % senior notes due .
Guarantee	Payment of principal, premium, if any, interest on the notes and all other payment obligations of Arch US under the indenture will be fully and unconditionally guaranteed by Arch Capital.
Interest rate	% per year.
Maturity	,
Interest payment dates	and of each year, beginning on , 2014.
Ranking

The notes will be senior unsecured obligations of Arch US and will rank equally in right of payment to all of Arch US's existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to all secured obligations of Arch US to the extent of the security therefor and to all existing and future obligations of Arch US's subsidiaries, including claims with respect to trade payables. As of September 30, 2013, Arch US had $10.3 million of indebtedness for borrowed money outstanding (all of which was unsecured intercompany indebtedness). As of September 30, 2013, Arch US's subsidiaries had no indebtedness for borrowed money outstanding, and Arch US's subsidiaries had $32.2 million face amount of letters of credit outstanding, the reimbursement obligations with respect to which were secured by certain assets of these subsidiaries.

The Guarantee will be a senior unsecured obligation of Arch Capital and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Arch Capital from time to time outstanding. The Guarantee will be effectively subordinated to all existing and future secured obligations of Arch Capital to the extent of the security therefor and to all existing and future obligations of Arch Capital's subsidiaries, including claims with respect to trade payables. As of September 30, 2013, Arch Capital had $400.0 million of indebtedness for borrowed money outstanding, all of which was unsecured, and Arch Capital's subsidiaries had a total of $357.9 million of indebtedness for borrowed money outstanding (all of which was unsecured intercompany indebtedness). In addition, as of September 30, 2013, Arch Capital's subsidiaries had $408.4 million face amount of letters of credit outstanding, the reimbursement obligations with respect to which were secured by certain assets of these subsidiaries.

Optional redemption	Arch US may redeem some or all of the notes at any time at a "make-whole" redemption price equal to the greater of:
• 100% of their principal amount and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes, discounted to the redemption date on a semiannual basis at the treasury rate plus          basis points,

plus, in each case, accrued and unpaid interest up to, but not including, to the date of redemption.
Special mandatory redemption

If (i) the Purchase Agreements are terminated on any date prior to June 30, 2014, (ii) Arch US publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014, then Arch US will be required to redeem the notes at 101% of the aggregate principal amount of the notes together with accrued and unpaid interest on the notes from the issue date or the last date on which interest has been paid up to, but not including, the applicable special mandatory redemption date. See "Use of Proceeds" and "Description of Notes and Guarantee—Special Mandatory Redemption."

Sinking fund	There are no provisions for a sinking fund.
Use of proceeds

We expect to receive approximately $        million in net proceeds from the sale of the notes in this offering, after deducting the underwriting discount and estimated offering expenses paid by us. We intend to use the net proceeds of this offering to finance the Acquisition, to pay related costs and expenses, and for anticipated growth in our mortgage and other select businesses. If the Acquisition does not occur, the notes will be subject to a special mandatory redemption. See "Risk Factors—Arch US may not be able to repurchase the notes in the event of a special mandatory redemption," "Use of Proceeds" and "Description of Notes and Guarantee—Special Mandatory Redemption" in this prospectus supplement.

Form and denomination

The notes will be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") or its nominee. Notes sold will be issuable in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

Governing law	The notes and the Guarantee will be governed by the laws of the State of New York.
Covenants

The indenture under which the notes and the Guarantee will be issued will contain various covenants, including limitations on mergers, amalgamations and consolidations, restrictions as to the disposition of the stock of designated subsidiaries and limitations on liens on the stock of designated subsidiaries.

Risk factors

See "Risk Factors" and the other information in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

Clearance and settlement	The notes will be cleared through DTC.

RISK FACTORS

        An investment in the notes involves risks. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement below, the accompanying prospectus and under "Cautionary Note Regarding Forward-Looking Statements," and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, which we refer to as the "2012 Form 10-K," together with all of the other information appearing herein and therein and the other documents incorporated by reference in this prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to such risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to the Notes

An active trading market for the notes may not develop.

        The notes constitute a new issue of securities with no established trading market. We cannot assure you that an active after-market for the notes will develop or be sustained or that holders of the notes will be able to sell their notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, we cannot give any assurance as to the liquidity of, or trading markets for, the notes. The notes are not listed, and we do not plan to apply to list the notes on any securities exchange or to include them in any automated quotation system.

The notes and Guarantee are obligations of Arch US and Arch Capital, respectively, and not of our operating subsidiaries and will be effectively subordinated to the claims of the operating subsidiaries' creditors.

        The notes are an obligation of Arch US. Arch US is a holding company and, accordingly, it conducts substantially all of its operations through its operating subsidiaries. As a result, Arch US's cash flow and its ability to service its debt depends upon the earnings of its operating subsidiaries and on the distribution of earnings, loans or other payments from such subsidiaries to Arch US.

        The Guarantee is an obligation of Arch Capital and not of its subsidiaries. Arch Capital is a holding company and, accordingly, it conducts substantially all of its operations through its operating subsidiaries. As a result, Arch Capital's cash flow and its ability to service its debt, including the Guarantee, depend upon the earnings of its operating subsidiaries and on the distribution of earnings, loans or other payments from such subsidiaries to Arch Capital. See "Risk Factors—ACGL is a holding company and is dependent on dividends and other payments from its operating subsidiaries, which are subject to dividend restrictions, to make payments, including the payment of debt service obligations and operating expenses we may incur and any payments of dividends, redemption amounts or liquidation amounts with respect to our preferred shares and common shares" in the 2012 Form 10-K.

        The operating subsidiaries of Arch US and Arch Capital are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or the Guarantee or to provide Arch US or Arch Capital with funds for their respective payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by Arch US's or Arch Capital's subsidiaries to Arch US or Arch Capital could be subject to statutory or contractual restrictions. Moreover, since certain of Arch US's and Arch Capital's subsidiaries are insurance companies, their ability to pay dividends to Arch US or Arch Capital, as applicable, is subject to regulatory limitations. See "Business—Regulation" in the 2012 Form 10-K.

        The rights of Arch US and Arch Capital to receive any assets of any of their respective subsidiaries upon liquidation or reorganization of such subsidiaries, and therefore the rights of the holders of the notes and the Guarantee, respectively, to participate in those assets, will be structurally subordinated to the claims of such subsidiary's creditors. In addition, even if Arch US or Arch Capital were a creditor of any of their respective subsidiaries, the rights of Arch US or Arch Capital, as applicable, as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it. The notes and the Guarantee would also be structurally subordinated to the rights of the holders of any preferred stock issued by the subsidiaries of either Arch US or Arch Capital, as applicable, whether currently outstanding or issued hereafter.

Your right to receive payments on the notes is effectively subordinated to those lenders who have a security interest in the assets of Arch US, Arch Capital or the subsidiaries of Arch Capital.

        The notes and the Guarantee are unsecured. In the future, Arch US, Arch Capital or the subsidiaries of Arch Capital may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If Arch US or Arch Capital were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes offered hereby and the Guarantee at such time. In any such event, because the notes and the Guarantee and the indenture governing the notes and the Guarantee are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

Arch US may redeem the notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

        Arch US may redeem some or all of the notes at any time or from time to time at the redemption price described in "Description of Notes and Guarantee—Optional Redemption." In the event Arch US chooses to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

The indenture under which the notes will be issued will contain only limited protection for holders of the notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction in the future.

        The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event that Arch US or Arch Capital are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction. The indenture will not contain any provisions restricting Arch US, Arch Capital or any of their respective subsidiaries' ability to:

  •
  incur additional debt, including debt senior in right of payment to the notes;

  •
  pay dividends on or purchase or redeem capital stock;

  •
  sell assets (other than certain restrictions on our ability to consolidate, merge, amalgamate or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries);

  •
  create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions; or

  •
  create restrictions on the payment of dividends or other amounts to Arch US or Arch Capital from their respective subsidiaries.

        Additionally, the indenture will not require Arch US to offer to purchase the notes in connection with a change of control or require that Arch US or Arch Capital or their respective subsidiaries adhere to any financial tests or ratios or specified levels of net worth.

As a matter of Bermuda law, under specific limited circumstances, guarantees can be avoided and noteholders required to return payments received from guarantors.

        The issuance of the Guarantee by Arch Capital may be subject to review under Bermuda law if a liquidator appointed by the Bermuda Court in respect of Arch Capital, determined that the issue of the Guarantee amounted to a fraudulent preference. This would require the liquidator to find that Arch US had been insolvent at the time of the issue of the Guarantee and that the Guarantee has been issued with the dominant intention of preferring the noteholders over the creditors of Arch Capital.

Our credit ratings may not reflect all risks of an investment in the notes and there is no protection in the indenture for holders of the notes in the event of a ratings downgrade.

        Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the notes or market or other factors discussed in this prospectus supplement on the value of the notes. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings and there is no requirement in the indenture to maintain any particular rating. Each agency's rating should be evaluated independently of any other agency's rating.

Arch US may not be able to repurchase the notes in the event of a special mandatory redemption.

        If (i) the Purchase Agreements are terminated on any date prior to June 30, 2014, (ii) Arch US publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014, Arch US will be required to redeem the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, together with accrued and unpaid interest on such notes from the issue date or the last date on which interest has been paid up to, but not including, the applicable special mandatory redemption date. See "Description of Notes and Guarantee—Special Mandatory Redemption." Upon the consummation of this offering, the net proceeds of this offering will not be placed into escrow and will be available to Arch US for use without restriction of any kind, and holders of notes will not have any security interest in such proceeds. Accordingly, Arch US will need to fund any special mandatory redemption using cash that it voluntarily retained or from other sources of liquidity (including drawings under its revolving credit facility). In the event of a special mandatory redemption, there is no assurance that Arch US will have sufficient funds to redeem any or all of the notes. Arch US's failure to redeem the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under its other debt agreements and have material adverse consequences for it and the holders of the notes. In addition, Arch US's ability to redeem or purchase the notes for cash may be limited by the law or terms of other agreements relating to its indebtedness outstanding at the time.

In the event of a special mandatory redemption, holders of the notes may not obtain their expected return.

        The Acquisition is subject to various closing conditions many of which are beyond Arch US's control. If (i) the Purchase Agreements are terminated on any date prior to June 30, 2014, (ii) Arch US publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014, and we redeem the notes pursuant to a special mandatory redemption, holders of the notes may not obtain their expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. Holders of the notes will have no rights under the special mandatory redemption provisions of the notes as long as the Acquisition is consummated within the timeframe set forth under "Description of Notes and Guarantee—Special Mandatory Redemption." In addition, holders of the notes will not have any right to require us to repurchase their notes if between the closing of this offering and the consummation of the Acquisition we experience any changes, including any material changes, in our businesses or financial condition, or if the terms of the Purchase Agreements change, including in material respects. Your decision to invest in the notes is made at the time of the offering of the notes. Changes in our business or financial condition, or the terms of the Purchase Agreements or the financing related thereto, between the closing of this offering and the closing of the transactions contemplated by the Purchase Agreements will have no effect on your rights as a purchaser of the notes.

Risks Relating to the Acquisition

We cannot assure you that the proposed Acquisition will be completed.

        There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. The Purchase Agreements may be terminated by the parties thereto under certain circumstances, including, without limitation, if the Acquisition has not been completed by February 7, 2014 (subject to extension in certain limited circumstances and exceptions). Any delay in closing or a failure to close could have a negative impact on our business and the trading price of our securities, including our notes.

We may fail to realize the growth prospects and other benefits anticipated as a result of the Acquisition.

        The success of the Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects from acquiring the Mortgage Operations. We may never realize these business opportunities and growth prospects. Integrating the Mortgage Operations will require significant efforts and expenditures. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain the acquired operations or take writeoffs or impairment charges and may be subject to unanticipated or unknown liabilities relating to the Mortgage Operations. We might experience increased competition that limits our ability to expand our business, and we might not be able to capitalize on expected business opportunities. If any of these factors limit our ability to integrate the Mortgage Operations successfully or on a timely basis, the expectations of future results of operations following the Acquisition might not be met.

        In addition, we and the Mortgage Operations have operated and, until the completion of the Acquisition, will continue to operate independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to achieve the anticipated benefits of the Acquisition and could harm our financial performance.

        In addition, the Purchase Agreements have been incorporated by reference into this prospectus supplement pursuant to our Current Report on Form 8-K filed with the SEC on February 8, 2013 to provide investors with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, or the Mortgage Operations. The Purchase Agreements contain representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreements and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to our securityholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information. In addition, the terms, conditions, covenants, representations and/or warranties may be amended or waived in a manner that may be adverse to us or you. As a result, the Acquisition may be may be completed on terms that differ, perhaps substantially, from those described in this prospectus supplement and investors will not be entitled to require us to redeem any of the notes as a result of any such differences.

We will incur significant transaction and acquisition-related integration costs in connection with the Acquisition.

        We are currently developing a plan to integrate the Mortgage Operations after the completion of the Acquisition. Although we anticipate achieving synergies in connection with the Acquisition, we also expect to incur costs to implement such cost savings measures. We cannot identify the timing, nature and amount of all such charges as of the date of this prospectus supplement. The significant transaction costs and acquisition-related integration costs could materially adversely affect our results of operations in the period in which such charges are recorded or our cash flow in the period in which any related costs are actually paid. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the Mortgage Operations, will offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all. We have identified some, but not all, of the actions necessary to achieve our anticipated cost and operational savings. Accordingly, the cost and operational savings may not be achievable in our anticipated amount or timeframe or at all. Investors should not place undue reliance on the anticipated benefits of the Acquisition in making their investment decision.

We, the CMG Companies and the Purchased Assets will be subject to business uncertainties while the Acquisition is pending that could adversely affect our current and anticipated business.

        Uncertainty about the effect of the Acquisition on employees and customers may have an adverse effect on us, the CMG Companies and the employees included in the Purchased Assets. Although we intend to take actions to reduce any adverse effects, these uncertainties may impair our and their ability to attract, retain and motivate key personnel until the Acquisition is completed and for a period of time thereafter. These uncertainties could cause customers, suppliers and others that deal with us and the Mortgage Operations to seek to change existing business relationships. Employee retention could be reduced during the pendency of the Acquisition, as employees may experience uncertainty about their future roles. If, despite our retention efforts, key employees depart because of concerns relating to the uncertainty and difficulty of the integration process or a desire not to remain with us, our business could be harmed.

The Acquisition is subject to receipt of consent or approval from governmental authorities that could delay or prevent the completion of the Acquisition or that could cause the abandonment of the Acquisition.

        To complete the Acquisition, we need to obtain approvals or consents from, and make filings with, certain applicable governmental authorities. While we believe that we will receive all required approvals for the Acquisition, there can be no assurance as to the receipt or timing of receipt of these approvals. The receipt of such approvals may be conditional upon actions that we are not obligated to take under the Purchase Agreements and other related agreements, which could result in the termination of the Purchase Agreements by us, or, if such approvals are received, their terms could have a detrimental impact on us following the completion of the Acquisition. A substantial delay in obtaining any required authorizations, approvals or consents, or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals or consents, could prevent the completion of the Acquisition or have an adverse effect on the anticipated benefits of the Acquisition, thereby adversely impacting our business, financial condition or results of operations.

Our proposed Acquisition may expose us to unknown liabilities.

        Because we have agreed to acquire all the outstanding equity interests of the CMG Companies and the Purchased Assets, our acquisition will generally be subject to all of their liabilities, other than certain excluded liabilities as set forth in the Purchase Agreements. If there are unknown liabilities or other obligations, including contingent liabilities, our business could be materially affected. We may learn additional information about the Mortgage Operations that adversely affects us, such as unknown liabilities (including liabilities under environmental laws), issues that could affect our ability to comply with the Sarbanes-Oxley Act or issues that could affect our ability to comply with other applicable laws and the Mortgage Operations may have less cash on hand at closing than we expect.

USE OF PROCEEDS

        We expect to receive approximately $         million in net proceeds from the sale of the notes in this offering, after deducting the underwriting discount and estimated offering expenses paid by us. We intend to use the net proceeds of this offering to finance the Acquisition, to pay related costs and expenses, and for anticipated growth in our mortgage and other select businesses.

        The closing of this offering is not contingent on the completion of the Acquisition. If (i) the Purchase Agreements are terminated on any date prior to June 30, 2014, (ii) Arch US publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014, then Arch US will be required to redeem the notes at 101% of the aggregate principal amount of the notes together with accrued and unpaid interest on the notes from the issue date or the last date on which interest has been paid up to, but not including, the applicable special mandatory redemption date. See "Description of Notes and Guarantee—Special Mandatory Redemption."

 RATIO OF EARNINGS TO FIXED CHARGES

Ratio of Earnings to Fixed Charges of the Company

        The ratio of earnings to fixed charges for each of the periods set forth below is as follows:

	Nine Months Ended September 30 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	28.5x	16.9x	14.4x	23.7x	24.8x	16.9x

(1)
For purposes of determining the ratio of earnings to fixed charges, "earnings" consists of (a) income before income taxes, minus (b) undistributed equity in net income of investees, plus (c) fixed charges, and "fixed charges" consists of (a) interest and amortization on indebtedness, plus (b) estimate of interest component within rental expense, net of sublease income, that is a reasonable approximation of the interest component (deemed to be 33% of operating lease rentals).

 CAPITALIZATION

        The following table sets forth our capitalization at September 30, 2013 on:

  •
  an actual basis; and

  •
  an as adjusted basis to give effect to the issuance of the notes in this offering, as if such action had occurred on September 30, 2013.

        The following should be read in conjunction with our financial statements and the notes related thereto which are included in the 2012 Form 10-K as amended by our Current Report on Form 8-K filed on December 10, 2013, each incorporated herein by reference.

	September 30, 2013
	Actual	As adjusted
	(in thousands, except for par value data)
7.35% Senior Notes due 2034	$300,000	$300,000
% Senior Notes due offered hereby	—

Revolving credit facility borrowings due 2014	100,000	100,000

Total debt(1)	400,000

Shareholders' equity:
Series C Non-Cumulative Preferred Shares (8,000,000 issued and outstanding)	325,000	325,000
Common shares ($0.0033 par value, 600,000,000 shares authorized, and 169,350,789 shares issued and outstanding, actual)(2)	565	565
Additional paid-in capital	283,449	283,449
Retained earnings	5,886,149	5,886,149
Accumulated other comprehensive income, net of deferred income tax	41,955	41,955
Common shares held in treasury, at cost (shares: 35,870,466)	(1,093,833)	(1,093,833)

Total shareholders' equity	$5,443,285	$5,443,285

Total capitalization	$5,843,285

Selected ratios:
Ratio of total debt to total capitalization	6.8%		%
Ratio of total preferred shares to total capitalization	5.6%		%
Ratio of total debt and total preferred shares to total capitalization	12.4%		%

(1)
Does not include reserves or other balance sheet or non-balance-sheet liabilities, including contingent liabilities. See the sections entitled "Selected Historical Consolidated Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2012 Form 10-K.

(2)
The number of common shares outstanding excludes the effect of 8,493,395 outstanding employee stock options and 459,009 restricted stock units outstanding at September 30, 2013.

DESCRIPTION OF NOTES AND GUARANTEE

        The following description of the particular terms of the notes that Arch US is offering and the Guarantee of the notes by Arch Capital supplements the description of the general terms of (i) the debt securities set forth in the accompanying prospectus under the heading "Description of Arch Capital Group (U.S.) Inc. Unsecured Debt Securities" and (ii) the Guarantee set forth in the accompanying prospectus under the heading "Description of Arch Capital Group (U.S.) Inc. Unsecured Debt Securities—Guarantee." If the descriptions are inconsistent, the information in this prospectus supplement replaces the information in the accompanying prospectus. In this summary, "Arch US" means solely Arch Capital Group (U.S.) Inc. and "Arch Capital" means solely Arch Capital Group Ltd. and not any of their respective subsidiaries.

General

        The notes will be issued under a base indenture between Arch US and The Bank of New York Mellon, as trustee, as supplemented by the first supplemental indenture, each to be dated the date the notes offered hereby are first delivered. The base indenture, as supplemented by the first supplemental indenture is referred to herein as the "indenture." Below is a summary of certain material provisions of the indenture. The summary is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, including the definitions of certain terms in the indenture and those terms to be made a part of the indenture by the Trust Indenture Act of 1939, as amended (the "TIA"). The indenture will be subject to and governed by the TIA. The form of base indenture is filed as an exhibit to the registration statement of which this prospectus supplement is a part and Arch Capital will file the base indenture and the first supplemental indenture, in each case, as executed, as an exhibit to a Current Report on Form 8-K. You should read the indenture for provisions that may be important to you. Capitalized terms used in this summary have the meanings specified in the indenture.

        The indenture does not limit the aggregate principal amount of the debt securities which Arch US may issue under it and provides that Arch US may issue debt securities under it from time to time in one or more series. The indenture does not limit the amount of other indebtedness which Arch US or its subsidiaries may issue.

        The notes will be issued in registered form only in denominations of $2,000 and integral multiples of $1,000. Arch US will issue the notes initially in the aggregate principal amount of $             million. Arch US may, at any time and from time to time, without the consent of the existing holders of the notes, re-open the series and issue additional notes having the same interest rate, maturity and other terms as the notes except for the issue price, issue date, and in some cases, first interest payment date. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

        The indenture does not contain any provisions that would limit the ability of Arch US or Arch Capital to incur additional indebtedness or sell assets (other than as described below under "Certain Covenants—Limitation on Liens on Stock of Designated Subsidiaries," "Certain Covenants—Limitation on Disposition of Stock of Designated Subsidiaries" and "Certain Covenants—Merger, Amalgamation, Consolidation or Sale of Assets") or that would afford holders of the notes protection in the event of a sudden and significant decline in the credit quality of Arch US or Arch Capital, or a takeover, recapitalization or highly leveraged or similar transaction involving Arch US or Arch Capital. Additionally, the indenture does not require that Arch US, Arch Capital or any of their subsidiaries adhere to any financial tests or ratios or specified levels of net worth. Accordingly, both Arch US and Arch Capital could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect their capital structure or credit ratings.

        Subject to certain limitations imposed upon notes issued in book-entry form, the notes:

  •
  will be exchangeable for any authorized denomination of other notes and of a like aggregate principal amount and tenor upon surrender of such notes at the trustee's corporate trust office or at the office of any other registrar designated by Arch US for such purpose; and

  •
  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any other registrar designated by Arch US for such purpose.

        No service charge will be made for any registration of transfer or exchange, but Arch US and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. Arch US may act as registrar and may change any registrar without notice.

        The notes will not be entitled to the benefit of any sinking fund.

Principal and Interest

        Arch US will duly and punctually pay the principal of and interest on the notes in accordance with their terms.

        Each note will bear interest at an annual rate of                %, computed on the basis of a 360-day year of twelve 30-day months. Arch US will pay interest semi-annually in arrears on             and              of each year, referred to herein as the interest payment dates, beginning on                    , 2014 to the persons in whose names the notes are registered at the close of business on the applicable record date, which is the              or                , immediately preceding such interest payment date. Unless previously redeemed, the notes will mature, and the principal amount of the notes will become payable, on                    ,                     .

        The principal of and interest, if any, on the notes will be payable at Arch US's option at the corporate trust office of the trustee, located at 101 Barclay Street, Floor 7E, New York, New York 10286, by check mailed to the address of the person entitled thereto as it appears in the register for the notes or by wire transfer.

        If any interest payment date falls on a day that is not a business day, the interest payment shall be postponed to the next day that is a business day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the maturity date. Interest payments for the notes will include accrued interest from, and including, the date of issue or from, and including, the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

Guarantee

        Payment of principal, premium, if any, interest on the notes and all other payment obligations of Arch US under the indenture will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital. The Guarantee will be an unsecured unsubordinated obligation of Arch Capital and will (i) rank equal in right of payment with all Arch Capital's other unsecured and unsubordinated indebtedness, (ii) be effectively subordinated in right of payment to all Arch Capital's secured indebtedness to the extent of the value of the assets securing such indebtedness and (iii) be structurally subordinated to the indebtedness and other obligations (including insurance obligations) of Arch Capital's subsidiaries.

        As of September 30, 2013, Arch Capital had $400.0 million of indebtedness for borrowed money outstanding, all of which was unsecured, and Arch Capital's subsidiaries had a total of $357.9 million of indebtedness for borrowed money outstanding. In addition, as of September 30, 2013, Arch Capital's subsidiaries had $408.4 million face amount of letters of credit outstanding, the reimbursement obligations with respect to which were secured by certain assets of these subsidiaries.

Special Mandatory Redemption

        If (i) the Purchase Agreements are terminated on any date prior to June 30, 2014, (ii) Arch US publicly announces on any date prior to June 30, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to June 30, 2014 (the earliest of any such date, a "Trigger Date"), then Arch US will be required to redeem the notes at 101% of the aggregate principal amount of the notes together with accrued and unpaid interest on the notes from the issue date or the last date on which interest has been paid up to, but not including, the applicable special mandatory redemption date.

        The "special mandatory redemption date" will be the tenth business day following the Trigger Date. Notwithstanding the foregoing, installments of interest on any series of notes that are due and payable on interest payment dates falling on or before the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the Indenture.

        Arch US will cause a notice of the special mandatory redemption to be sent, with a copy to the trustee, not later than five business days after the occurrence of such redemption event to each holder of the notes at its registered address. The notice will also specify the special mandatory redemption date. If funds sufficient to pay the special mandatory redemption price of all notes to be redeemed on the special mandatory redemption date are deposited with the paying agent on or before the special mandatory redemption date, then on and after such date, the notes will cease to bear interest, and all rights under the notes will terminate.

Optional Redemption

        Arch US may redeem the notes at any time, in whole or in part, at a "make-whole" redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points, plus in either case accrued and unpaid interest to the redemption date.

        "Treasury Rate" means, for any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by Arch US after consultation with the trustee.

        "Comparable Treasury Price" means, for any redemption date, (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

        "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the notes being redeemed.

        "Reference Treasury Dealer" means (1)(i) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and (ii) a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer") selected by Wells Fargo Securities, LLC or its successor; provided, however, that if any of the foregoing ceases to be or refuses to act as a Primary Treasury Dealer, Arch US will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by Arch US.

        Arch US will send the holders of the notes to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

        Unless Arch US defaults in payment of the redemption price, the notes called for redemption shall cease to accrue any interest on or after the redemption date.

        In the event that fewer than all of the notes will be redeemed, the notes will be selected for redemption by the trustee, if the notes are listed on a national securities exchange at such time, in accordance with the rules of such exchange and the depositary or, if the notes are not so listed, either pro rata or by lot or such other method as the trustee deems fair and appropriate.

        Arch US or Arch Capital may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture.

Ranking

        Arch US currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from the subsidiaries of Arch US will be the principal source of funds necessary to meet Arch US's debt service obligations, including any payments due on the notes. Contractual provisions or laws, as well as Arch US's subsidiaries' financial condition and operating and regulatory requirements, may limit the ability of Arch US to obtain cash from its subsidiaries that Arch US requires to pay its debt service obligations. In addition, because Arch US is a holding company holders of the debt securities will have a junior position to the claims of creditors of Arch US's subsidiaries on their assets and earnings.

        The notes will be the unsecured and unsubordinated obligations of Arch US and will:

  •
  rank equal in right of payment with all the other unsecured and unsubordinated indebtedness of Arch US, including without limitation other senior unsecured indebtedness issued under the base indenture;

  •
  be effectively subordinated in right of payment to all the secured indebtedness of Arch US to the extent of the value of the assets securing such indebtedness;

  •
  be effectively subordinated to all existing and future obligations (including insurance obligations) of Arch US's subsidiaries; and

  •
  not be guaranteed by any of Arch US's subsidiaries.

        As of September 30, 2013, Arch US had $10.3 million of indebtedness for borrowed money outstanding (all of which was unsecured intercompany indebtedness). As of September 30, 2013, Arch US's subsidiaries had no indebtedness for borrowed money outstanding, and Arch US's subsidiaries had $32.2 million face amount of letters of credit outstanding, the reimbursement obligations with respect to which were secured by certain assets of these subsidiaries.

Certain Covenants

        Below is a summary of certain covenants contained in the indenture, which summary replaces in its entirety the summary set forth in the accompanying prospectus under the heading "Description of Arch Capital Debt Securities—Certain Covenants."

  Limitation on Liens on Stock of Designated Subsidiaries

        Neither Arch US nor Arch Capital will, nor will they permit any designated subsidiary to, create, assume, incur or guarantee any indebtedness for money borrowed that is evidenced by notes, debentures, bonds or similar negotiable instruments, which is secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a "Lien") upon any shares of capital stock of any designated subsidiary (whether such shares of stock are now owned or hereafter acquired) without providing concurrently that the notes will be secured equally and ratably with such indebtedness (it being understood that such security interest in favor of the note holders shall be automatically released if the Liens securing the other indebtedness are for any reason released) for at least the time period such other indebtedness is so secured.

        The term "capital stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, in each case, which are entitled to vote in the election of directors, member or general partners or other similar managing body, as applicable, but excluding any debt securities convertible into or other securities convertible into such equity; provided, however that preferred shares or other similar securities issued in the ordinary course of business by any subsidiaries of Arch US or Arch Capital in connection with their "rent-a-captive" business shall not be deemed capital stock for purposes of the covenants described herein.

        The term "designated subsidiary" means any present or future consolidated subsidiary of Arch Capital, the assets of which constitute at least 20% of Arch Capital's consolidated assets; provided, however, that (i) in the event Liens of the type described in the "Limitation on Liens on Stock of Designated Subsidiaries" covenant are placed on the capital stock of more than one of Arch Capital's subsidiaries in one transaction or in a series of related transactions and such subsidiaries, when taken together as a whole, constitute at least 20% of Arch Capital's consolidated assets, each such subsidiary shall be deemed to be a "designated subsidiary" for purposes of such transaction or transactions, as the case may be, and (ii) in the event of a sale, transfer or other disposition of the type described in the "Limitation on the Disposition of Stock of Designated Subsidiaries" covenant of any shares of capital stock of more than one of Arch Capital's subsidiaries in one transaction or in a series of related transactions and such subsidiaries, when taken together as a whole, constitute at least 20% of Arch Capital's consolidated assets, each such subsidiary shall be deemed to be a "designated subsidiary" for purposes of such transaction or transactions, as the case may be. As of September 30, 2013, a number of Arch Capital's principal operating subsidiaries, including Arch Insurance Company, Arch Reinsurance Company, Arch Reinsurance Ltd. and Arch US, were designated subsidiaries.

  Limitation on the Disposition of Stock of Designated Subsidiaries

        Neither Arch Capital nor any of its designated subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a designated subsidiary so long as any of the notes remain outstanding. However, exceptions to this restriction include situations where:

  •
  the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by Arch US, Arch Capital or one of Arch Capital's designated subsidiaries;

  •
  Arch Capital disposes of all of the voting stock of a designated subsidiary owned by it or by a designated subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by Arch Capital's board of directors;

  •
  the issuance, sale, assignment, transfer or other disposition is made to Arch US, Arch Capital or another designated subsidiary of Arch Capital; or

  •
  after completion of a sale or other disposition of the stock of a designated subsidiary, Arch Capital and its designated subsidiaries would own 80% or more of the voting stock of the designated subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by Arch Capital's board of directors.

        The indenture does not restrict the transfer of assets from a designated subsidiary of Arch Capital to any other person, including Arch US, Arch Capital or another of Arch Capital's subsidiaries.

  Merger, Amalgamation, Consolidation or Sale of Assets

        Arch Capital may not, and will not permit Arch US to, consolidate or amalgamate with or merge with or into any other person (other than a subsidiary) or convey, transfer, sell or lease Arch US's properties and assets substantially as an entirety to any person (other than a subsidiary), or permit any person to consolidate with or merge into Arch US or Arch Capital, unless:

  •
  either (a) Arch US or Arch Capital, as the case may be, shall be the surviving person or (b) the surviving person (if other than Arch US or Arch Capital, as the case may be) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization of Economic Cooperation and Development and (2) expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of Arch US or Arch Capital, as the case may be, under the notes, the Guarantee and the indenture, as applicable;

  •
  immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  Arch US and Arch Capital, as the case may be, shall have delivered to the trustee an officers' certificate and opinion of counsel stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the base indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, Arch US or Arch Capital, as the case may be, under the indenture with the same effect as if such successor had been named as Arch US or Arch Capital, as the case may be, thereunder; and thereafter, Arch US or Arch Capital, as the case may be, shall be discharged from all obligations and covenants under the base indenture, the Guarantee and the notes, as applicable.

  Maintenance of Office or Agency

        Arch US and Arch Capital will maintain an office or agency where notes may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon Arch US or Arch Capital in respect of the notes and the indenture may be served.

  Money for Securities; Payments to Be Held in Trust

        If Arch US at any time acts as its own paying agent with respect to the notes, it will, on or before each due date of the principal of (and premium, if any) or interest on such notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture and will promptly notify the trustee of its action or failure so to act.

  Corporate Existence

        Except as otherwise permitted under "—Merger, Amalgamation, Consolidation or Sale of Assets" above, each of Arch US and Arch Capital will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and franchises; provided, however, that Arch US and Arch Capital will not be required to preserve any such right or franchise if their respective boards of directors or senior management determine that the preservation thereof is no longer desirable in the conduct of the business of Arch US or Arch Capital and that the loss thereof is not disadvantageous in any material respect to the holders of notes.

  Statement by Officers as to Default

        Arch US and Arch Capital will each deliver to the trustee, within 120 days after the end of each fiscal year of Arch US, a certificate of the principal executive officer, principal financial officer or principal accounting officer of each Arch US and Arch Capital stating whether or not to the best knowledge of the signers thereof Arch US or Arch Capital is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and if Arch US or Arch Capital is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

  Waiver of Certain Covenants

        Arch US or Arch Capital, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in the covenants described above under the captions "—Corporate Existence" and "—Statement by Officers as to Default" in respect of the notes if before or after the time for such compliance, the holders of at least a majority in principal amount of the outstanding notes (taken together as one class) will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, and except to the extent so expressly waived, and, until such waiver will become effective, the obligations of Arch US and Arch Capital and the duties of the applicable trustee in respect of any such term, provision or condition will remain in full force and effect. Arch US or Arch Capital will give the Trustee written notice of any waiver of any covenants and in any event not later than five (5) Business Days after such waiver has occurred. In the absence of such notice, the Trustee shall assume that all the covenants apply and are in full force and effect.

Discharge and Defeasance; Modification and Waiver

        The indenture will contain provisions with respect to discharge and defeasance and modification and waiver applicable to the notes, in each case, as described in the accompanying prospectus under the headings "Description of Arch Capital Group (U.S.) Inc.—Discharge and Defeasance" and "Description of Arch Capital Group (U.S.) Inc.—Modification and Waiver," respectively.

Events of Default and Notice Thereof

        The following are events that will constitute "events of default" with respect to the notes:

  (1)
  default in the payment of any interest upon any notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

  (2)
  default in the payment of the principal of (or premium, if any, on) any notes when due at maturity, including upon redemption; or

  (3)
  default in the performance, or breach, of any covenant of Arch US or Arch Capital (other than those described in clauses (1) or (2) above) in the indenture (other than a covenant added solely for the benefit of another series of debt securities) and continuance of such default or breach for a period of 60 days after there has been given by registered or certified mail, to Arch US or Arch Capital by the trustee or to Arch US or Arch Capital and the trustee by the holders of at least 25% in principal amount of the outstanding notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

  (4)
  default by Arch US or Arch Capital in the payment when due of the principal or premium, if any, of any bond, debenture, note or other evidence of indebtedness of Arch US or Arch Capital, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any of the indebtedness of Arch US or Arch Capital for money borrowed, which default for payment of principal or premium, if any, is in an aggregate amount exceeding $50 million, if such default shall continue unremedied or unwaived for more than 60 days after the expiration of any grace period or extension of the time for payment applicable thereto; or

  (5)
  default by Arch US or Arch Capital under any instrument or instruments under which there is or may be secured or evidenced any of the indebtedness of Arch US or Arch Capital (other than the notes or the Guarantee) having an outstanding principal amount of $50 million or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded, or has been cured, within 60 days; or

  (6)
  failure within 60 days to pay, bond or otherwise discharge any uninsured judgment against Arch US or Arch Capital or court order for the payment of money by Arch US or Arch Capital, in each case, in excess of $50 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  (7)
  certain events of bankruptcy, insolvency or reorganization of Arch US or Arch Capital; or

  (8)
  the Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or Arch Capital denies its liability under the Guarantee (other than by reason of release of Arch Capital in accordance with the terms of the indenture).

        The trustee will, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to the notes of which written notice has been provided to it, give to the holders of the notes notice of such default; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of the notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the notes; and provided, further, that in the case of any default of the character specified in clause (3) above, no such notice to holders of notes will be given until at least 30 days after the occurrence thereof. Arch US and Arch Capital will certify to the trustee quarterly as to whether any default exists. The Trustee shall not be deemed to have notice of any default or event of default unless a Responsible Officer of the Trustee has received written notice at the Corporate Trust Office of any event which is in fact such a default or event of default, and such notice references the Notes and the indenture.

        If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to the notes will occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice in writing to Arch US and Arch Capital (and to the trustee if given by the holders of notes), will be entitled to declare all unpaid principal of and accrued interest on notes then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on notes then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of notes.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the notes) may be waived by the holders of a majority in principal amount of the notes then outstanding upon the conditions provided in the indenture.

        No holder of the notes may pursue any remedy under the indenture unless the trustee will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the notes has occurred and the offer to the trustee of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on notes.

        The terms of any other series of debt securities issued under the base indenture or any other indebtedness of Arch US or Arch Capital may provide for events of default under such series or other indebtedness that differ from the events of default under the notes.

The Trustee

        The indenture will contain certain limitations on a right of the trustee, as Arch US's creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with Arch US or Arch Capital; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the indenture, the holders of a majority in principal amount of all outstanding debt securities of a series issued under the base indenture (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

        The Bank of New York Mellon is the trustee under the indenture.

        The indenture contains provisions for the indemnification of the trustee and for its relief from responsibility. The obligations of the trustee to any holder are subject to such indemnities, immunities and rights as are set forth in the indenture.

        Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee, except as otherwise required by the Trust Indenture Act. In case an Event of Default has occurred and is continuing and a responsible officer of the trustee has received written notification thereof, the trustee will exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not assured to it.

Governing Law

        The indenture, the notes and the Guarantee will be governed by the laws of the State of New York.

BOOK-ENTRY; DELIVERY AND FORM

        Except as set forth below, the notes will be issued in the form of one or more fully registered notes in global form without coupons (each, a "global note"). The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof.

Global Notes

        Pursuant to procedures established by DTC, interests in the global notes will be shown on, and the transfer of such interest will be effected only through, records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC ("participants") and the records of participants with respect to interests of persons other than participants. Such accounts initially were designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

        So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer such interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a global note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Arch US will make payments of the principal of, premium, if any, and interest on global notes to DTC or its nominee as the registered owner thereof. Neither Arch US nor the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Arch US expects that DTC or its nominee, on receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. Arch US also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        Notes that are issued as described below under "—Certificated Notes" will be issued in registered definitive form without coupons (each, a "certificated note"). Upon transfer of certificated notes, such certificated notes may, unless the global note has previously been exchanged for certificated notes, be exchanged for an interest in the global note representing the principal amount of notes being transferred.

        DTC has advised Arch US that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below and the conversion of notes, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, the global notes will be exchanged for legended notes in certificated form, and distributed to DTC's participants.

        Unless and until they are exchanged in whole or in part for certificated notes, the global notes may not be transferred except as a whole by DTC or its nominee or to a successor of DTC or its nominee.

        DTC has advised Arch US that it is:

  (1)
  a limited purpose trust company organized under the New York Banking Law;

  (2)
  a "banking organization" within the meaning of the New York Banking Law;

  (3)
  a member of the Federal Reserve System;

  (4)
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  (5)
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (6)
  Redemption notices shall be sent to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.

  (7)
  Redemption proceeds, distributions and dividend payments on the notes will be made to DTC or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or the agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC nor its nominee, agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to DTC (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursement of the payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Arch US, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Certificated Notes

        You may not exchange your beneficial interest in a global note for a note in certificated form unless:

  (1)
  DTC notifies Arch US that it is unwilling or unable to continue as depositary for the global note, or DTC ceases to be a "clearing agency" registered under the Exchange Act, and in either case, Arch US thereupon fails to appoint a successor depositary within 90 days; or

  (2)
  an Event of Default shall have occurred and be continuing with respect to the notes.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of certain anticipated United States federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion is limited to the tax consequences to those holders who acquired the notes in this offering at their initial offering price and hold such notes as capital assets.

        This discussion does not address specific tax consequences that may be relevant to particular persons (including, for example, pass-through entities (e.g., partnerships) or persons who hold the notes through passthrough entities, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, common trust funds, controlled foreign corporations, passive foreign investment companies, dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate, Medicare contributions or other federal tax laws or under the tax laws of any state, local or non-U.S. jurisdiction.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations (the "Treasury Regulations") promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. We have not and will not seek any rulings from the Internal Revenue Service ("IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

        Prospective purchasers of the notes are encouraged to consult their own tax advisors concerning the United States federal income, estate and gift tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of any state, local and non-U.S. income and other tax laws.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of the notes that is for United States federal income tax purposes: (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized (or deemed to be created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions, or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a U.S. person.

        For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of the notes that is, for United States federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. Holder.

        If an entity taxed as a partnership for United States federal income tax purposes holds our notes, the United States federal income tax consequences of payments received by such partnership will in many cases be determined by reference to the status of a partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our notes, you should consult your own tax advisor.

Certain Contingent Payments

        We may redeem the notes at any time at a premium plus accrued and unpaid interest. See "Description of Notes—Optional Redemption." In addition, we must offer to repurchase the notes if a change of control repurchase event occurs. See "Description of Notes—Change of Control Repurchase Event." These contingencies could subject the notes to the provisions of the Treasury Regulations relating to "contingent payment debt instruments." We believe and intend to take the position that the foregoing contingencies are remote and should not result in the notes being treated as contingent payment debt instruments. Our position that the contingencies are remote is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS were to successfully challenge this position, the amount, timing and character of payments under the notes may differ, which could increase the present value of a U.S. Holder's United States federal income tax liability with respect to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

        Payments of Interest.    Interest on the notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting for United States federal income tax purposes.

        Disposition of Notes.    Upon the sale, exchange or other disposition (including a retirement or redemption) of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as ordinary interest income for United States federal income tax purposes to the extent not previously included in income) and the tax basis of the note. A U.S. Holder's tax basis in a note will, in general, be its cost for that note. Such gain or loss will be capital gain or loss. Capital gains of non-corporate holders derived in respect of capital assets held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        Payments of Interest.    Subject to the discussion of backup withholding below, payments of interest on the notes by us or any of our agents to a Non-U.S. Holder will not be subject to United States federal withholding tax, provided that:

  1.
  the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

  2.
  the Non-U.S. Holder is not a controlled foreign corporation that is related to us (actually or constructively);

  3.
  the income from the notes held by the Non-U.S. Holder is not effectively connected with the conduct of a trade or business within the United States;

  4.
  the Non-U.S. Holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  5.
  either (A) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address and the certificate is renewed periodically as required by the Treasury Regulations, or (B) the notes are held through certain intermediaries and the beneficial owner of the notes satisfies certification requirements of applicable Treasury Regulations, and in either case, neither we nor our agent has actual knowledge or reason to know that the beneficial owner of the note is a U.S. person. Special certification rules apply to certain Non-U.S. Holders that are entities rather than individuals.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above (the "Portfolio Interest Exemption"), payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

  1.
  IRS Form W-8BEN (or successor form) claiming an exemption from withholding or reduced rate of tax under an applicable tax treaty (a "Treaty Exemption"); or

  2.
  IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the beneficial owner, each form to be renewed periodically as required by the Treasury Regulations.

If interest on the note is effectively connected with the conduct of a U.S. trade or business of the beneficial owner, the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certification requirements discussed above are satisfied), generally will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. person unless an applicable income tax treaty provides otherwise. In addition, if such Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note will be included in such corporation's earnings and profits.

        Disposition of Notes.    Subject to the discussion of backup withholding below, no withholding of United States federal income tax will be required with respect to any gain realized by a Non-U.S. Holder upon the sale, exchange or other disposition (including a retirement or redemption) of a note. In general, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition (including a retirement or redemption) of a note unless (a) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to United States federal income tax on any gain recognized, which may be offset by certain United States source losses, at a flat rate of 30% (except as otherwise provided by an applicable income tax treaty), or (b) such gain is effectively connected with the Non-U.S. Holder's U.S. trade or business, in which case the Non-U.S. Holder will be taxed in the same manner as discussed above with respect to effectively connected interest.

Information Reporting and Backup Withholding

        U.S. Holders.    In general, information reporting requirements will apply to certain payments of interest paid on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to a U.S. Holder (unless, in each case, the holder is an exempt recipient such as a corporation). A backup withholding tax (currently at a rate of 28%) may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number and to certify that it is not subject to backup withholding or otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.

        Non-U.S. Holders.    When required, we or our paying agent will report to the IRS and to each Non-U.S. Holder the amount of any interest paid on the notes in each calendar year, and the amount of United States federal income tax withheld, if any, with respect to these payments. Backup withholding will not be required with respect to interest payments that we make to a Non-U.S. Holder if the Non-U.S. Holder has (i) furnished documentation establishing eligibility for the Portfolio Interest Exemption or a Treaty Exemption or (ii) otherwise established an exemption provided that neither we nor our agent has actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any exemption are not in fact satisfied. Certain additional rules may apply where the notes are held through a custodian, nominee, broker, non-U.S. partnership or non-U.S. intermediary.

        U.S. information reporting and backup withholding will not apply to the proceeds of the sale or other disposition (including a retirement or redemption) of a note made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above under "Non-U.S. Holders—Payments of Interest" and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.

UNDERWRITING

        Arch US and Arch Capital have entered into a purchase agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named below. Subject to the terms and conditions described in the purchase agreement, Arch US has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from Arch US, the principal amount of notes opposite their names below.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC

Total	$

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to      % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to      % of the principal amount of notes. If all the notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

        The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that the total expenses of the offering, excluding the underwriting discount will be approximately $          .

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for Arch Capital and its subsidiaries, including Arch US, for which they received or may in the future receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Arch Capital and its subsidiaries, including Arch US. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        The notes are offered for sale in those jurisdictions where it is lawful to make such offers.

Selling Restrictions

  European Economic Area

        This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive as implemented in Member States of the European Economic Area. This prospectus supplement has been prepared on the basis that all offers of the notes will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes. Accordingly, any person making or intending to make any offer within the European Economic Area of the notes which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for us or any underwriter to produce a prospectus for such offers. Neither the us nor any underwriter have authorized, nor do they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the notes contemplated in this prospectus supplement.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including such date, make an offer of notes to the public in that Relevant Member State:

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  to any legal entity which is qualified investor as defined in the Prospectus Directive;

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  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

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  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in that Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  United Kingdom

        Each underwriter has represented and agreed that:

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  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21 (1) of the FSMA does not apply to us; and

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  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

  Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of an issue, in each case whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

  Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law No. 25 of 1948, as amended). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of or for the account of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of or for the account of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor whose) sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(lA), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer, or (3) by operation of law.

LEGAL MATTERS

        Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, as amended by our Current Report on Form 8-K filed on December 10, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 ("PSLRA") provides a "safe harbor" for forward-looking statements. This prospectus supplement, including the documents incorporated herein by reference or any other written or oral statements made by or on behalf of us may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this prospectus supplement are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" and similar statements of a future or forward- looking nature or their negative or variations or similar terminology.

        Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below, elsewhere in this prospectus supplement including the section entitled "Risk Factors," and in our periodic reports filed with the Securities and Exchange Commission ("SEC"), and include:

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  our ability to successfully implement our business strategy during "soft" as well as "hard" markets;

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  acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and our insureds and reinsureds;

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  our ability to maintain or improve our ratings, which may be affected by our ability to raise additional equity or debt financings, by ratings agencies' existing or new policies and practices, as well as other factors described herein;

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  general economic and market conditions (including inflation, interest rates, foreign currency exchange rates, prevailing credit terms and the depth and duration of a recession) and conditions specific to the reinsurance and insurance markets (including the length and magnitude of the current "soft" market) in which we operate;

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  competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

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  developments in the world's financial and capital markets and our access to such markets;

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  our ability to successfully enhance, integrate and maintain operating procedures (including information technology) to effectively support our current and new business;

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  the loss of key personnel;

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  the integration of businesses we have acquired or may acquire into our existing operations;

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  accuracy of those estimates and judgments utilized in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies and litigation, and any determination to use the deposit method of accounting, which for a relatively new insurance and reinsurance company, like our company, are even more difficult to make than those made in a mature company since relatively limited historical information has been reported to us through September 30, 2013;

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  greater than expected loss ratios on business written by us and adverse development on claim and/or claim expense liabilities related to business written by our insurance and reinsurance subsidiaries;

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  severity and/or frequency of losses;

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  claims for natural or man-made catastrophic events in our insurance or reinsurance business could cause large losses and substantial volatility in our results of operations;

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  acts of terrorism, political unrest and other hostilities or other unforecasted and unpredictable events;

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  availability to us of reinsurance to manage our gross and net exposures and the cost of such reinsurance;

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  the failure of reinsurers, managing general agents, third party administrators or others to meet their obligations to us;

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  the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

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  our investment performance, including legislative or regulatory developments that may adversely affect the fair value of our investments;

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  the impact of the continued weakness of the U.S., European countries and other key economies, projected budget deficits for the U.S., European countries and other governments and the consequences associated with possible additional downgrades of securities of the U.S., European countries and other governments by credit rating agencies, and the resulting effect on the value of securities in our investment portfolio as well as the uncertainty in the market generally;

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  losses relating to aviation business and business produced by a certain managing underwriting agency for which we may be liable to the purchaser of our prior reinsurance business or to others in connection with the May 5, 2000 asset sale described in our periodic reports filed with the SEC;

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  changes in accounting principles or policies or in our application of such accounting principles or policies;

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  changes in the political environment of certain countries in which we operate or underwrite business;

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  statutory or regulatory developments, including as to tax policy and matters and insurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers and/or changes in regulations or tax laws applicable to us, our subsidiaries, brokers or customers; and

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  the other matters set forth under Item 1A "Risk Factors," Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of the 2012 Form 10-K, as well as the other factors set forth in Arch Capital Group Ltd.'s other documents on file with the SEC, and management's response to any of the aforementioned factors.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http: //www.sec.gov. You can also inspect these materials at the offices of the NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement in addition to the information incorporated by reference in the accompanying prospectus, which means that we can disclose important information by referring you to another document filed separately with the SEC. This information incorporated by reference is considered part of this prospectus supplement, except to the extent that the information is superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference

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  our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 10, 2013;

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  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed on August 9, 2013;

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  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 8, 2013;

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  our Current Reports on Form 8-K filed on January 4, 2013, February 8, 2013, March 4, 2013, May 13, 2013, June 5, 2013, September 5, 2013, November 12, 2013 and December 10, 2013; and

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  our Proxy statement on Schedule 14A for our annual meeting of shareholders held on May 9, 2013 (other than the sections entitled "Election of Directors—Report of the Compensation Committee of the Board of Directors," and "—Report of the Audit Committee of the Board of Directors").

        We are also incorporating by reference the information contained in all other documents that we file with the SEC between the date of this prospectus supplement and the earlier of the termination of this offering and the time that all of the notes offered hereby are sold. The information contained in any of these documents will be considered part of this prospectus supplement from the date these documents are filed.

        We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        If you would like to receive a copy of any document incorporated by reference into this prospectus supplement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus supplement), you should call or write to Arch Capital Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary (telephone (441) 295-1422). We will provide these documents, without charge, by first class mail.

        Arch Capital's common shares are quoted on the NASDAQ Global Select Market under the symbol ACGL.

PROSPECTUS

        ARCH CAPITAL GROUP LTD.

        Common Shares, Preference Shares, Unsecured Debt Securities, Depositary Shares, Warrants to Purchase Common Shares, Preference Shares or Debt Securities, Share Purchase Contracts and Share Purchase Units

ARCH CAPITAL GROUP (U.S.) INC.

        Preferred Stock Fully and Unconditionally Guaranteed by Arch Capital Group Ltd. and Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

        The following are types of securities that may be offered and sold from time to time under this prospectus:

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  Arch Capital Group Ltd. common shares

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  Arch Capital Group Ltd. preference shares

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  Arch Capital Group Ltd. unsecured debt securities

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  Arch Capital Group Ltd. depositary shares representing preference shares or common shares

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  Arch Capital Group Ltd. warrants to purchase common shares, preference shares or debt securities

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  Arch Capital Group Ltd. share purchase contracts and share purchase units

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  Arch Capital Group (U.S.) Inc. preferred stock

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  Arch Capital Group (U.S.) Inc. unsecured debt securities

        In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Arch Capital Group Ltd. common shares.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. A prospectus supplement will describe the securities Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the applicable selling shareholder are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

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  Aggregate principal amount

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  Issue price

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  Denomination

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  Currency or composite currency

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  Maturity

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  Interest rate

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  Dividend rate

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  Sinking fund terms

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  Ranking

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  Redemption terms

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  Conversion terms

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  Listing on a securities exchange

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  Amount payable at maturity

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  Liquidation preference

        The prospectus supplement may also supplement or update information contained in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Arch Capital Group Ltd. common shares are traded on the Nasdaq Global Select Market under the symbol "ACGL." The closing price of Arch Capital Group Ltd. common shares was $36.13 per share on March 22, 2012.

        INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 AND ANY SIMILARLY ENTITLED SECTION IN ANY PROSPECTUS SUPPLEMENT.

March 23, 2012

        We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

i

 ARCH CAPITAL GROUP LTD.

        Arch Capital Group Ltd. ("ACGL" or "Arch Capital" and, together with its subsidiaries, the "Company," "we," or "us") is a Bermuda public limited liability company with approximately $5.03 billion in capital at December 31, 2011 and, through operations in Bermuda, the United States, Europe and Canada, writes insurance and reinsurance on a worldwide basis. While we are positioned to provide a full range of property and casualty insurance and reinsurance lines, we focus on writing specialty lines of insurance and reinsurance.

        Arch Capital's principal executive office is located at Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda (telephone number: (441) 278-9250). Additional information about Arch Capital may be found over the Internet at our website at http://www.archcapgroup.bm. The information on our website is not a part of this prospectus and is not incorporated by reference herein.

        You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

ARCH CAPITAL GROUP (U.S.) INC.

        Arch Capital Group (U.S.) Inc. ("Arch US") is a Delaware corporation. Arch US is a wholly-owned subsidiary of Arch Capital. Arch US is a holding company for the U.S.-based insurance and reinsurance operations of Arch Capital. Its principal executive office is located at Harborside Financial Center, 300 Plaza Three, 3rd Floor, Jersey City, NJ 07311 (telephone number: (201) 743-4000).

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. may sell the securities described in this prospectus, and selling shareholders may sell Arch Capital common shares, in one or more offerings. This prospectus provides you with a general description of the securities that Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or selling shareholders, may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Arch Capital Group Ltd. or Arch Capital Group (U.S.) Inc. and the offered securities, please refer to the registration statement. Each time Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. or one or more selling shareholders sell securities, we will file a prospectus supplement with the SEC that will contain specific information about the terms of that offering. The prospectus supplement may also add, update and change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with the statements made in this prospectus, the statement made in this prospectus will be deemed modified or superseded by the statement made in such prospect supplement. You should read this prospectus, any prospectus supplement and any applicable pricing supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference" before you invest in our securities.

        In this prospectus, unless the context requires otherwise: (a) "ACGL" and "Arch Capital" refer to Arch Capital Group Ltd., (b) "we," "us," "our" and "the Company" refer to ACGL and its subsidiaries (and do not include any selling shareholders), and (c) "Arch Re U.S." refers only to our wholly owned U.S. reinsurance subsidiary, Arch Reinsurance Company.

 RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

        The ratio of earnings to fixed charges for each of the periods set forth below is as follows:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	14.4x	23.7x	24.8x	16.9x	33.0x
Ratio of earnings to fixed charges and preference share dividends(2)	8.5x	13.6x	13.3x	9.0x	16.9x

(1)
For purposes of determining the ratio of earnings to fixed charges, (i) "earnings" consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income (loss) of investees, plus (c) fixed charges and (ii) "fixed charges" consists of (a) interest and amortization on indebtedness, plus (b) estimate of interest component within rental expense net of sublease income.

(2)
For purposes of determining the ratio of earnings to fixed charges and preference share dividends, (i) "earnings" consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income (loss) of investees, plus (c) fixed charges and (ii) "fixed charges and preference share dividends" consists of (a) interest and amortization on indebtedness, plus (b) dividends declared on our Series A Non-Cumulative Preferred Shares and our Series B Non-Cumulative Preferred Shares, plus (c) an estimate of interest component within rental expense net of sublease income.

USE OF PROCEEDS

        Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

        We will not receive any of the proceeds from the sale of Arch Capital Group Ltd. common shares by selling shareholders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        Arch Capital may offer from time to time under this prospectus, separately or together:

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  common shares,

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  preference shares,

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  unsecured senior or subordinated debt securities,

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  depositary shares, each consisting of one or more or a specified fraction of a common share(s) or a preference share(s),

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  warrants to purchase common shares, preference shares or debt securities,

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  share purchase contracts to purchase common shares, and

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  share purchase units, each consisting of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holder or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group Ltd. preference shares, Arch Capital Group (U.S.) Inc. preferred stock, Arch Capital Group (U.S.) Inc. debt securities (which may be senior or subordinated) or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units.

        Arch Capital Group (U.S.) Inc. may offer from time to time under this prospectus preferred stock, which will be fully and unconditionally guaranteed by Arch Capital, and unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Arch Capital.

        Selling shareholders may offer from time to time under this prospectus Arch Capital Group Ltd. common shares.

        Material U.S. federal income tax considerations pertaining to an investment in the securities offered will be described in the applicable prospectus supplement.

        References to "Arch Capital," "we," "our" or "us" in "Description of Arch Capital Share Capital," "Description of Arch Capital Common Shares," "Description of Arch Capital Preference Shares," "Description of Arch Capital Debt Securities," "Description of Arch Capital Depositary Shares," "Description of Arch Capital Warrants to Purchase Common Shares or Preference Shares," "Description of Arch Capital Warrants to Purchase Debt Securities," "Description of Arch Capital Share Purchase Contracts and the Share Purchase Units," "Description of Arch Capital Group (U.S.) Inc. Preferred Stock," "Description of Arch Capital Group (U.S.) Inc. Unsecured Debt Securities," and "Selling Shareholders" refer solely to Arch Capital Group Ltd. and not its subsidiaries.

DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL

        The authorized share capital of Arch Capital consists of 600,000,000 common shares, par value U.S. $0.0033 per share, and 50,000,000 preference shares, par value U.S. $0.01 per share. As of March 12, 2012, there were 135,420,600 common shares outstanding, 8,000,000 8.00% Non-Cumulative Preferred Shares, Series A, par value $0.01 per share ("Series A Non-Cumulative Preferred Shares") outstanding, and 5,000,000 7.875% Non-Cumulative Preferred Shares, Series B, par value $0.01 per share ("Series B Non-Cumulative Preferred Shares") outstanding. The Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares are sometimes collectively referred to herein as the "Preferred Shares." All issued and outstanding shares are fully paid and non-assessable.

DESCRIPTION OF ARCH CAPITAL COMMON SHARES

General

        The following description of our common shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our memorandum of association and bye-laws.

        Holders of the common shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the voting restrictions described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares are entitled to share equally and ratably in the assets of Arch Capital, if any, remaining after the payment of all debts and liabilities of Arch Capital and the liquidation preference of any outstanding preference shares. All outstanding common shares are fully paid and non-assessable. The board of directors of Arch Capital, which we refer to as "the board," is permitted to authorize the issuance of additional common shares. Issuances of common shares are subject to the applicable rules of the Nasdaq Global Select Market or other organizations on whose systems our common shares may then be quoted or listed.

Transfer Agent

        American Stock Transfer & Trust Company is the transfer agent and registrar of our common shares.

Dividends

        Holders of our common shares are entitled to participate equally in dividends when the board declares dividends on common shares out of funds legally available for dividends. The rights of holders of our common shares to receive dividends are subject to the preferences of holders of our preference shares, including our Preferred Shares, which require that no dividends may be paid on or with respect to our common shares prior to the declaration and payment of a dividend with respect to the Preferred Shares.

Liquidation Rights

        In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares have a right to a ratable portion of assets remaining after the payment of all debts and liabilities of Arch Capital, if any, and the liquidation preference of any outstanding preference shares, including, with respect to our outstanding Series A Non-Cumulative Preferred Shares and Series B Non-Cumulative Preferred Shares, a liquidation preference of $25.00 for each such series, plus any declared and unpaid dividends thereon, before any distribution is made on any common shares.

Voting Limitation

        Under our bye-laws, if the votes conferred directly or indirectly or by attribution, by our shares directly or indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the "Code")) by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors.

        There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares that may be attributed to that person under the Code.

        Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the board may make such final adjustments to the aggregate number of votes conferred directly or indirectly or by attribution, by the shares directly or indirectly or constructively owned by any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all our shares entitled to vote generally at an election of directors.

        In order to implement bye-law 45, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Non-U.S. Currency

        If the purchase price of any common shares is payable in a currency other than U.S. dollars, the specific terms with respect to such common shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES

General

        The following summary of terms of our preference shares is not complete. You should refer to the provisions of our memorandum of association and bye-laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares.

        Our bye-laws allow the board to authorize the issuance of preference shares in one or more series, and may fix the rights and preferences of those shares, including as to dividends, voting (which will be subject to the limitations described below under "Description of Arch Capital Common Shares—Voting Limitation"), redemption, conversion rights and otherwise.

        Issuances of preference shares are subject to the applicable rules of the New York Stock Exchange ("NYSE") or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of preference shares established by the board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of Arch Capital. Issuance of any such shares with voting powers, or issuance of additional shares of common shares, would dilute the voting power of the outstanding common shares.

Terms

        The terms of each series of preference shares will be described in any prospectus supplement related to such series of preference shares.

        The board in approving the issuance of a series of preference shares has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

  •
  the number of shares constituting that series and the distinctive designation of that series;

  •
  the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

  •
  the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into common shares), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the board will determine;

  •
  whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

  •
  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch Capital or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our outstanding shares;

  •
  the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Preferred Shares

        Set forth below is a summary of the material terms of the Certificate of Designations for our Series A Non-Cumulative Preferred Shares and the Certificate of Designations for our Series B Non-Cumulative Preferred Shares. The following summary of the terms and provisions of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Arch Capital and the Certificate of Designations for our Series A Non-Cumulative Preferred Shares and the Certificate of Designations for our Series B Non-Cumulative Preferred Shares.

Ranking

        The Preferred Shares rank senior to our junior shares (as defined below) and equally with each other series of our preferred shares that we may issue with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. The Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares are on parity with each other. Other than the Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares, as of the date of this prospectus, we have no other outstanding series or class of shares that are on parity with the Preferred Shares with respect to payment of dividends and the distribution of assets upon a liquidation, dissolution or winding-up of Arch Capital. Unless our shareholders otherwise provide, the board may from time to time create and issue preference shares of other series and fix their relative rights, preferences and limitations.

Dividends

        Dividends on the Series A Non-Cumulative Preferred Shares are not mandatory. Holders of Series A Non-Cumulative Preferred Shares are entitled to receive only when, as and if declared by the board or a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of February, May, August and November of each year, commencing on May 15, 2006. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25 per share at an annual rate of 8.00%. In the event that we issue additional Series A

Non-Cumulative Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

        Dividends on the Series B Non-Cumulative Preferred Shares are not mandatory. Holders of Series B Non-Cumulative Preferred Shares are entitled to receive only when, as and if declared by the board or a duly authorized committee of the board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the 15th day of February, May, August and November of each year, commencing on August 15, 2006. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25 per share at an annual rate of 7.875%. In the event that we issue additional Series B Non-Cumulative Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

        Dividends on the Preferred Shares are not cumulative. Accordingly, if the board, or a duly authorized committee of the board, does not declare a dividend on any series of Preferred Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on such series of Preferred Shares or any other preferred shares we may issue in the future.

        So long as any series of Preferred Shares remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of such series and parity shares (as defined below) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

  •
  no dividend shall be paid or declared on our common shares, or any other junior shares (as defined below) (other than a dividend payable solely in junior shares); and

  •
  no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares and (iii) as permitted by the bye-laws of Arch Capital in effect on the date of issuance of such series of Preferred Shares).

        As used herein, "junior shares" means any class or series of our capital shares that ranks junior to such series of Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Arch Capital. At the date of this prospectus, junior shares consist of our common shares.

        When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) upon any series of Preferred Shares and any parity shares, all dividends declared by the board or a duly authorized committee of the board upon such series of Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) shall be declared by the board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Preferred Share of such series and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to such series of Preferred Shares, on a dividend payment date falling within the related dividend period for such series of Preferred Shares) bear to each other.

        As used herein, "parity shares" means, with respect to any series of Preferred Shares, any class or series of our capital shares that ranks equally with such series of Preferred Shares with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Arch Capital. Other than the Series A Non-Cumulative Preferred Shares and the Series B Non-Cumulative Preferred Shares (which are on parity with each other), as of the date of this prospectus, we have no outstanding class or series of shares that are parity shares.

Payment of Additional Amounts

        We will make all payments on the Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Preferred Shares such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the relevant Certificate of Designations to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

          (1)   any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Preferred Shares presented for payment more than 30 days after the Relevant Date. The "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Preferred Shares;

          (2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference;

          (3)   any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Preferred Shares;

          (4)   any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of the Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

          (5)   any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

          (6)   any combination of items (1), (2), (3), (4) and (5).

        In addition, we will not pay additional amounts with respect to any payment on any Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of such Preferred Shares.

        If we become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Preferred Shares. See "—Tax Redemption."

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of Arch Capital, holders of Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount of $25 per Preferred Share plus any declared and unpaid dividends. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the Preferred Shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors. Holders of Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

        In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the "liquidation preference" of any holder of Preferred Shares or parity shares means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Preferred Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving Arch Capital or the sale or transfer of all or substantially all of the shares or the property or business of Arch Capital will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

        The Series A Non-Cumulative Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. The Series A Non-Cumulative

Preferred Shares are redeemable at our option, in whole or in part, upon not less than 30 days' or more than 60 days' notice, at a redemption price equal to $25 per preferred share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Non-Cumulative Preferred Shares will have no right to require the redemption of the Series A Non-Cumulative Preferred Shares.

        The Series B Non-Cumulative Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. The Series B Non-Cumulative Preferred Shares are redeemable at our option, in whole or in part, upon not less than 30 days' or more than 60 days' notice, at a redemption price equal to $25 per preferred share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series B Non-Cumulative Preferred Shares will have no right to require the redemption of the Series B Non-Cumulative Preferred Shares.

Tax Redemption

        We will have the option to redeem for cash any series of our Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days' or more than 60 days' prior written notice in accordance with the procedures set forth in the relevant Certificate of Designations at a redemption price of $25 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if as a result of a "change in tax law" there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to such series of Preferred Shares.

        A "change in tax law" that would trigger the provisions of the preceding paragraph would be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of the prospectus relating to the relevant series of Preferred Shares, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Arch Capital or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

        In addition, we will have the option to redeem for cash any or all Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days' or more than 60 days' prior written notice in accordance with the procedures set forth in the relevant Certificate of Designations, at a redemption price of $25 per share plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Preferred Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease.

Voting Rights

        Except as provided below, the holders of the Preferred Shares will have no voting rights.

        Whenever dividends on any series of Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a "nonpayment event"), the holders of the Preferred Shares of such series, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the board (the "preferred shares directors"), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. In that event, the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Preferred Shares of such series or of any other series of voting preferred shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting.

        As used in this prospectus, "voting preferred shares" means any other class or series of our preferred shares ranking equally with the Preferred Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Arch Capital and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Preferred Shares and any other voting preferred shares has been voted in favor of any matter shall be determined by reference to the aggregate voting power, as determined under our bye-laws, of the Preferred Shares and voting preferred shares voted.

        If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on the board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

        Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Preferred Shares and any other voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Preferred Shares and any other voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such shareholders, called as provided above for an initial election of preferred shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of the shareholders of Arch Capital if such office shall not have previously terminated as above provided.

        The bye-laws of Arch Capital provide that all or any of the special rights attached to any class of shares (including the Preferred Shares) issued may, whether or not Arch Capital is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued shares of that class or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Companies Act. The bye-laws also provide that rights conferred upon the holders of the shares of any class (including the Preferred Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to an unlimited liability company, discontinuance of a company from Bermuda, or conversion of preference shares into redeemable preference shares).

        Notwithstanding the foregoing, our bye-laws contain a provision limiting the voting rights of any U.S. person, as defined in the Code, who owns (directly, indirectly or constructively under the Code) shares with more than 9.9% of the total voting power of all shares entitled to vote generally at an election of directors to 9.9% of such voting power. See "Description of Arch Capital Common Shares—Voting Limitation."

Conversion

        The Preferred Shares are not convertible into or exchangeable for any other securities or property of Arch Capital.

Non-U.S. Currency

        If the purchase price of any preference shares is payable in a currency other than U.S. dollars, the specific terms with respect to such preference shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The forms of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

Terms

        The debt securities will be our unsecured obligations.

        The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

        The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "—Ranking of Debt Securities" below.

        The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

          (1)   the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

          (2)   the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (3)   if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

          (4)   if convertible into common shares or preference shares, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such common shares or preference shares for purposes of conversion;

          (5)   the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

          (6)   the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our common shares below certain levels for a minimum period of time);

          (7)   the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (8)   the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

          (9)   the period(s), if any, within which, the price or prices or ratios at which and the terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at our option;

          (10) our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether interest on such debt securities will be payable, at our option or the option of a holder thereof, in cash or additional debt securities and the terms and conditions upon which the election may be made or deferred;

          (13) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

          (14) whether the principal of or interest, if any, on such debt securities is to be payable, at our election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

          (15) provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

          (16) any deletions from, modifications of or additions to the events of default or our covenants with respect to such debt securities;

          (17) whether such debt securities are to be issuable initially as individual debt securities and/or in temporary global form and/or permanent global form (and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture) and, if such debt securities are to be issuable as a global security, the identity of the depositary therefor;

          (18) any listing of such debt securities on any securities exchange;

          (19) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to such debt securities;

          (20) if exchangeable into another series of debt securities of Arch Capital, the terms on which such debt securities are exchangeable; and

          (21) any other terms of such debt securities and any additions, deletions or modifications to the applicable indenture.

        The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

        If the applicable prospectus supplement so provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy.

        Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be specified in an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

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  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

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  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

        Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provisions described below.

Merger, Amalgamation, Consolidation or Sale of Assets

        We may not consolidate or amalgamate with or merge with or into any other person (other than a subsidiary) or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person (other than a subsidiary), or permit any person (other than a subsidiary) to consolidate with or merge into us, unless:

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  either (a) we shall be the surviving person or (b) the surviving person (if other than us) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization of Economic Cooperation and Development and (2) expressly assume, by an indenture supplemental to the applicable indenture, executed and delivered to the applicable trustee, in form reasonably satisfactory to such trustee, all of our obligations under the applicable debt securities and such indenture;

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  immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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  we shall have delivered to the applicable trustee an officers' certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable base indenture and that all conditions precedent therein provided for relating to such transaction have been satisfied.

        The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor had been named as us thereunder; and thereafter, we shall be discharged from all obligations and covenants under the applicable base indenture and the applicable debt securities.

Payment of Principal, Premium and Interest

        We will duly and punctually pay the principal of (and premium, if any) and interest on the debt securities in accordance with their terms.

Maintenance of Office or Agency

        We will maintain an office or agency where the debt securities may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the applicable indenture may be served.

Money for Securities; Payments to Be Held in Trust

        If we at any time act as our own paying agent with respect to any debt securities, we will, on or before each due date of the principal of (and premium, if any) or interest on such debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture and will promptly notify the applicable trustee of our action or failure so to act.

Corporate Existence

        Except as otherwise permitted under "—Merger, Amalgamation, Consolidation or Sale of Assets" above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and material rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any such right or franchise if the board or our senior management determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of debt securities.

Statement by Officers as to Default

        We will deliver to the trustee, within 120 days after the end of each fiscal year of Arch Capital, a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the applicable indenture, and if we are in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Waiver of Certain Covenants

        We may omit in any particular instance to comply with any term, provision or condition set forth in the covenants described above under the captions "—Corporate Existence" and "—Statement by Officers as to Default" in respect of any series of debt securities if before or after the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series (taken together as one class) will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, and except to the extent so expressly waived, and, until such waiver will become effective, our obligations and the duties of the applicable trustee in respect of any such term, provision or condition will remain in full force and effect.

Ranking of Debt Securities

General

        We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries will be the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, because we are a holding company holders of the debt securities will be structurally subordinated to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

        The senior debt securities will be our unsecured unsubordinated obligations and will:

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  rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

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  be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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  be structurally subordinated to all of our subsidiaries' indebtedness and other obligations (including insurance obligations).

        As of December 31, 2011, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $400.0 million, all of which was unsecured and unsubordinated. As of December 31, 2011, the consolidated obligations of our subsidiaries reflected on our balance sheet were approximately $12.1 billion, all of which would be structurally senior to any senior debt securities issued by us.

        Except as otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, the senior debt securities will not contain any limitation on the amount of indebtedness, secured or otherwise, which may be incurred by us or any of our subsidiaries.

Subordinated Debt Securities

        The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below) and other obligations (including without limitation insurance obligations and our obligations with respect to our insurance policies and guarantees thereof). Upon any distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due on all senior indebtedness will be paid first in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before the holders of the subordinated debt securities are entitled to receive or retain any payment.

        If any default occurs and is continuing in the payment when due or all or any portion of the obligations under or in respect of any senior indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, no direct or indirect payment (whether pursuant to the terms of the subordinated debt securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise) by or on behalf of us will be made of any principal of, interest on or other amounts owing in respect of the subordinated debt securities.

        As of December 31, 2011, the aggregate amount of our consolidated indebtedness for money borrowed was approximately $400.0 million, all of which was unsubordinated and would rank senior in right of payment to any subordinated debt securities issued by us. All indebtedness and other obligations (including insurance obligations) of our subsidiaries would be structurally senior to any subordinated debt securities issued by us. As of December 31, 2011, the consolidated obligations of our subsidiaries reflected on our balance sheet were approximately $12.1 billion.

        If any event of default other than a nonpayment event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof, and upon receipt by the trustee under the subordinated indenture of written notice (a "default notice") from a holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness, then, unless and until all such events of default have been cured or waived or have ceased to exist or such senior indebtedness has been discharged or repaid in full in cash, or the requisite holders of such senior indebtedness have otherwise agreed in writing, during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on our behalf will make any payment of any kind or character with respect to any principal of, interest on or other distribution on account of or with respect to the subordinated debt securities.

        Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the default notice in respect thereof was given and only one such blockage period may be commenced within any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

        As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

        "Senior indebtedness," unless otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of subordinated debt securities to be issued by us, means, with respect to us:

          (1)   the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed and (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party;

          (2)   all of our capital lease obligations;

          (3)   all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4)   all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

          (5)   all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

          (6)   all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

          (7)   any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the subordinated indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to, or ranks equal with, the subordinated debt securities.

        Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee under the subordinated indenture or any of the holders of the subordinated debt securities.

Discharge and Defeasance

        Under the terms of each indenture, we will be discharged from any and all obligations in respect of the debt securities of any series issued under such indenture and such indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

          (1)   we deliver all outstanding debt securities of such series to the applicable trustee for cancellation and pay all sums payable by us under such debt securities and such indenture with respect to such series; or

          (2)   such debt securities either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit with the applicable trustee, in trust:

            (a)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

            (b)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of any series ("defeasance") or (2) to be released from our obligations with respect to the debt securities of any series under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"), in each case by giving notice to the applicable trustee of our intention to defease all of the debt securities of such series and irrevocably depositing with such trustee or a paying agent:

          (1)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

          (2)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        Such a trust may only be established if, among other things:

          (1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any agreement or instrument to which we are a party or by which we are bound;

          (2)   in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust; and

          (3)   we have delivered to the applicable trustee an opinion of counsel or a letter ruling of the Internal Revenue Service ("IRS") (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the applicable trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement each indenture and/or the terms of each series of debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

          (1)   change the stated maturity of the principal of, or any premium on, or any installment of interest with respect to such debt securities;

          (2)   reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, such debt securities or any premium payable upon the redemption thereof or otherwise change the redemption provisions thereof;

          (3)   change the currency of payment of principal of or interest on such debt securities;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities;

          (5)   reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture governing such series;

          (6)   in the case of the subordinated indenture, modify or make any change to the subordination provisions thereof that adversely affects the rights of the holders of subordinated debt securities of any series then outstanding; or

          (7)   in the case of any convertible debt securities, adversely affect the right of a holder to convert such debt securities other than as provided in or under the applicable indenture; or

          (8)   modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

          (1)   in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

          (2)   in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of each holder affected.

        We, when authorized by a board resolution, and the trustee may amend or supplement each indenture or waive any provision of such indenture and the debt securities issued thereunder without the consent of any holders of such debt securities in some circumstances, including:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to make any other change that does not, in the good faith opinion of the board and the applicable trustee, adversely affect the interests of holders of such debt securities in any material respect;

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  to provide for the assumption of our obligations under such indenture by a successor upon any merger, consolidation or asset transfer permitted under such indenture;

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  to provide any security for, or guarantees of, such debt securities;

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  to add events of default with respect to such debt securities;

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  to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under such indenture;

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  to make any change necessary to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of such indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of the board and the applicable trustee, adversely affect the interests of the holders of such debt securities in any material respect;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to change or eliminate any of the provisions of such indenture; provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to establish the form or terms of debt securities of any series as permitted by such indenture; or

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  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as will be necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee, pursuant to the requirements of such indenture.

Events of Default and Notice Thereof

        The following are events that we anticipate will constitute "events of default" with respect to the debt securities of any series issued under the senior indenture or the subordinated indenture:

          (1)   default in the payment of any interest upon any debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any debt securities of such series when due; or

          (3)   default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series; or

          (4)   default in the performance, or breach, of any covenant of the Company (other than those set forth in clause (1), (2) or (3) above) in such indenture (other than a covenant or warranty added to such indenture solely for the benefit of another series of debt securities) and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the applicable trustee or to the Company and such trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such indenture; or

          (5)   certain events of bankruptcy, insolvency or reorganization.

        Additional or different events of default, if any, applicable to a series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement, and if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part.

        Within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities, unless such default shall have been cured or waived, the trustee under the applicable indenture will give to the holders of such debt securities notice of such default known to such trustee; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of the debt securities of such series or in the payment of a sinking fund installment, such trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (4) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We will certify to the trustee, within 120 days after the end of each fiscal year of Arch Capital, as to whether any default exists, as described under "—Statement by Officers as to Default" above.

        If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities, occurs and is continuing, the trustee under the applicable indenture or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to such trustee if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee under the applicable indenture or the holders of any debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the debt securities of any series may pursue any remedy under the applicable indenture unless the trustee under such indenture will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to such trustee of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities of any series will be convertible into common shares or preference shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

        The trustee under the indenture pursuant to which a series of debt securities is issued will be named in the prospectus supplement relating to such debt securities. Each indenture will contain certain limitations on a right of the trustee thereunder, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee under each indenture will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee under such indenture.

        In case an event of default will occur (and will not be cured) with respect to a series of debt securities and is actually known to a responsible officer of the trustee under the applicable indenture, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, such trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to such trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC") (or a nominee thereof), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of each indenture, we and the trustee under such indenture may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor such trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee under the applicable indenture, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee under the applicable indenture will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and such trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities.

        All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Non-U.S. Currency

        If the purchase price of any debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES

General

        We may, at our option, elect to offer depositary shares, each consisting of one or more, or a specified fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a common share or a preference share of a particular series as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us (the "depositary") and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

        The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in such prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

        Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preference Shares

        Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

Non-U.S. Currency

        If the purchase price of any depositary shares is payable in a currency other than U.S. dollars, the specific terms with respect to such depositary shares and such foreign currency will be specified in the applicable prospectus supplement.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

 DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE
COMMON SHARES OR PREFERENCE SHARES

General

        We may issue common share warrants or preference share warrants (collectively, "share warrants") independently or together with any securities offered by any prospectus supplement and such common share warrants or preference share warrants may be attached to or separate from such securities. Each series of share warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of share warrant certificates or beneficial owners of share warrants.

        The following summaries of certain provisions of the warrant agreement and share warrant certificate are not complete. You should look at the warrant agreement relating to, and the applicable share warrant certificate representing, the applicable series of common share warrants or preference share warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series. Share warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of share warrants to be offered hereby and thereby, including:

          (1)   the offering price;

          (2)   the number of common shares or preference shares purchasable upon exercise of each such common share warrant or preference share warrant and the price at which such number of common shares or preference shares may be purchased upon such exercise;

          (3)   the date on which the right to exercise such share warrants will commence and the date on which such right will expire; and

          (4)   any other terms of such share warrants.

Exercise of Share Warrants

        Each share warrant will entitle the holder thereof to purchase such common shares or preference shares, as the case may be, at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to such share warrant. After the close of business on the expiration date of each share warrant or such later date to which such expiration date may be extended by us, unexercised share warrants will become void.

        Share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common shares or preference shares purchasable upon such exercise, together with certain information set forth on the reverse side of the share warrant certificate. Upon receipt of such payment and the share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common shares or preference shares purchasable upon such exercise. If fewer than all of the share warrants represented by such share certificate are exercised, a new share warrant certificate will be issued for the remaining amount of share warrants.

Amendments and Supplements to Warrant Agreement

        The warrant agreement for a series of share warrants may be amended or supplemented without the consent of the holders of the share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the share warrants and that do not adversely affect the interests of the holders of the share warrants.

Anti-dilution and Other Provisions

        Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of common shares or preference shares covered by, each share warrant is subject to adjustment in certain events, including:

          (1)   the issuance of common shares or preference shares as a dividend or distribution on the common shares or preference shares;

          (2)   certain subdivisions and combinations of the common shares or preference shares;

          (3)   the issuance to all holders of common shares or preference shares of certain rights or warrants entitling them to subscribe for or purchase common shares or preference shares at less than the current market value, as defined in the applicable warrant agreement for such series of share warrants; and

          (4)   the distribution to all holders of common shares or preference shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

        No adjustment in the exercise price of, and the number of shares covered by, a share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made will be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of common shares or preference shares covered by, a share warrant will not be adjusted for the issuance of common shares or preference shares or any securities convertible into or exchangeable for common shares or preference shares, or securities carrying the right to purchase any of the foregoing.

        In the case of:

          (1)   a reclassification or change of the common shares or preference shares;

          (2)   certain consolidation or merger events involving us; or

          (3)   a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our common shares or preference shares will be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such shares, the holders of the share warrants then outstanding will be entitled thereafter to convert such share warrants into the kind and amount of common shares, preference shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Non-U.S. Currency

        If the purchase price of any share warrants is payable in a currency other than U.S. dollars, the specific terms with respect to such share warrants and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES

General

        We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities. Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.

        The following summaries of certain provisions of the debt warrant agreement and debt warrant certificate are not complete. You should look at the debt warrant agreement relating to, and the debt warrant certificate representing, a series of debt warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series. Debt warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of debt warrants to be offered hereby and thereby, including:

          (1)   the offering price;

          (2)   the designation, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the debt warrants;

          (3)   the date on which the right to exercise such debt warrants will commence and the date on which such right will expire; and

          (4)   any other terms of such debt warrants.

        Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in such indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by delivering to the debt warrant agent payment as provided in the applicable prospectus supplement, together with certain information set forth on the reverse side of the debt warrant certificate. Upon receipt of such payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Amendments and Supplements to Warrant Agreement

        The debt warrant agreement for a series of debt warrants may be amended or supplemented without the consent of the holders of the debt warrants issued thereunder to effect changes that are not inconsistent with the provisions of the debt warrants and that do not adversely affect the interests of the holders of the debt warrants.

Non-U.S. Currency

        If the purchase price of any debt warrants is payable in a currency other than U.S. dollars, the specific terms with respect to such debt warrants and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL
SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

        Arch Capital may issue share purchase contracts, representing contracts obligating the holders thereof to purchase from Arch Capital, and Arch Capital to sell to such holders, or obligating the holders thereof to sell to Arch Capital, and Arch Capital to purchase from such holders, a fixed or varying number of common shares at a future date or dates. The price per common share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

          (1)   debt securities of Arch Capital (which may be senior or subordinated);

          (2)   debt securities of Arch Capital Group (U.S.) Inc. (which may be senior or subordinated), fully and unconditionally guaranteed by Arch Capital;

          (3)   preference shares of Arch Capital;

          (4)   preference shares of Arch Capital Group (U.S.) Inc., fully and unconditionally guaranteed by Arch Capital; or

          (5)   debt or equity obligations of third parties, including U.S. Treasury securities.

        The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or pre-funded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly-issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract. Any one or more of the above securities, common shares or the share purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares deliverable by such holders under common share purchase contracts requiring the holders to sell common shares to Arch Capital.

        The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts and share purchase units, as the case may be:

  •
  whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares and the nature and amount of such common shares, or the method of determining those amounts;

  •
  whether the share purchase contracts are to be prepaid or not;

  •
  whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts;

  •
  the designation and terms of the share purchase units and of the securities composing the share purchase units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the share purchase units or of the securities comprising the share purchase units; and

  •
  whether the share purchase contracts and/or stock purchase units will be issued fully registered or global form.

        The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

Non-U.S. Currency

        If the purchase price of any share purchase contract is payable in a currency other than U.S. dollars, the specific terms with respect to such share purchase contract and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. PREFERRED STOCK

General

        In this section, references to "Arch US" refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.

        The following summary of terms of Arch US's preferred stock is not complete. You should refer to the provisions of Arch US's certificate of incorporation and by-laws, the Delaware General Corporation Law and the terms of each class or series of the preferred stock which will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock.

        Under Arch US's certificate of incorporation, Arch US's board of directors is authorized to issue shares of preferred stock in one or more series, and may fix the terms of those shares, including as to the number of shares to be included in the series, the designation, powers, preferences and rights of the shares of the series and the qualifications, limitations or restrictions of such series.

        As of the date of this prospectus, Arch US is authorized to issue up to 1,000 shares of preferred stock, par value $0.01 per share.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Arch US's board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.

Terms

        The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock.

        Arch US's board of directors in approving the issuance of a series of preferred stock has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

  •
  the number of shares constituting that series and the distinctive designation of that series;

  •
  the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

  •
  the conversion or exchange privileges for shares of the series, if any, and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as Arch US's board of directors will determine;

  •
  whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

  •
  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch US or any of its subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Arch US or any of Arch US's subsidiaries of, any of Arch US's outstanding shares;

  •
  the rights of the shares of that series in the event of Arch US's voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Non-U.S. Currency

        If the purchase price of any preferred stock is payable in a currency other than U.S. dollars, the specific terms with respect to such preferred stock and such foreign currency will be specified in the applicable prospectus supplement.

Guarantee

        Payment of the guarantee payments (as defined below) in respect of the preferred stock will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital. The guarantee will be an unsecured obligation of Arch Capital and will rank (i) subordinate and junior in right of payment, and subject, to all liabilities of Arch Capital, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock or preference shares now or hereafter issued by Arch Capital and with any guarantee now or hereafter entered into by Arch Capital in respect of any of the most senior preferred stock or preference stock of any affiliate of Arch Capital, and (iii) senior to all common shares now or hereafter issued by Arch Capital.

        As of December 31, 2011, the aggregate amount of Arch Capital's consolidated total liabilities was approximately $12.5 billion, all of which would be senior to the guarantee. As of December 31, 2011, the aggregate liquidation preference of Arch Capital's outstanding Preferred Stock was approximately $325.0 million, all of which would rank pari passu with the guarantee.

        The following payments or distributions, without duplication (the "guarantee payments"), with respect to the preferred stock, to the extent provided for in the applicable certificate of designations and to the extent not paid when payable by Arch US, will be subject to the guarantee:

  •
  any accrued (and, if applicable, accumulated) and unpaid dividends that have been properly declared by the board of directors of Arch US on the preferred stock out of funds legally available therefor;

  •
  the redemption price payable by Arch US on the redemption of the preferred stock in accordance with the terms set forth in the applicable certificate of designations upon the preferred stock being duly called for redemption; and

  •
  the aggregate of the liquidation amount payable by Arch US upon the preferred stock in accordance with the terms set forth in the applicable certificate of designations upon a voluntary or involuntary dissolution, winding-up or liquidation of Arch US.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. UNSECURED DEBT SECURITIES

General

        In this section, references to "Arch US" refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.

        Arch US may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case among Arch US, Arch Capital and a trustee qualified under the Trust Indenture Act. The forms of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

Terms

        The debt securities will be Arch US's unsecured obligations and will be fully and unconditionally guaranteed by Arch Capital, as the guarantor.

        The senior debt securities will rank equal in right of payment with all Arch US's other unsecured and unsubordinated indebtedness.

        The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Arch US's senior indebtedness, which is defined in the section called "—Ranking of Debt Securities" below.

        The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

          (1)   the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

          (2)   the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (3)   if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

          (4)   if convertible into Arch Capital's common shares, Arch Capital's preference shares or Arch US's preferred stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Arch Capital common shares, Arch Capital preference shares or Arch US preferred stock for purposes of conversion;

          (5)   the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

          (6)   the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of Arch Capital's common shares below certain levels for a minimum period of time);

          (7)   the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (8)   the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon Arch US in respect of such debt securities and the applicable indenture may be served;

          (9)   the period(s), if any, within which, the price or prices or ratios at which and the terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at Arch US's option;

          (10) Arch US's obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether interest on such debt securities will be payable, at Arch US's option or the option of a holder thereof, in cash or additional debt securities and the terms and conditions upon which the election may be made;

          (13) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

          (14) whether the principal of or interest, if any, on such debt securities is to be payable, at Arch US's election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

          (15) provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

          (16) any deletions from, modifications of or additions to the events of default or Arch US's covenants with respect to such debt securities;

          (17) whether such debt securities are to be issuable initially as individual debt securities and/or in temporary global form and/or permanent global form (and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture) and, if such debt securities are to be issuable as a global security, the identity of the depositary therefor;

          (18) any listing of such debt securities on any securities exchange;

          (19) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to such debt securities;

          (20) if exchangeable into another series of debt securities of Arch US, the terms on which such debt securities are exchangeable; and

          (21) any other terms of such debt securities and any additions, deletions or modifications to the applicable indenture.

        The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

        If the applicable prospectus supplement so provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy.

        Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit Arch US's ability to incur indebtedness or that would afford holders of debt securities protection against transactions involving Arch US, including a highly leveraged transaction involving Arch US or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        Arch US will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be specified in an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at Arch US's option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

  •
  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by Arch US for such purpose; and

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  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by Arch US for such purpose.

        No service charge will be made for any registration of transfer or exchange, but Arch US may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. Arch US may act as registrar and may change any registrar without notice.

Guarantee

        Payment of principal, premium, if any, and interest on the debt securities will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital. The guarantee will be, in the case of (a) the senior debt securities, an unsecured unsubordinated obligation of Arch Capital and will (i) rank equal in right of payment with all Arch Capital's other unsecured and unsubordinated indebtedness, (ii) be effectively subordinated in right of payment to all Arch Capital's secured indebtedness to the extent of the value of the assets securing such indebtedness and (iii) be structurally subordinated to the indebtedness and other obligations (including insurance obligations) of Arch Capital's subsidiaries and (b) the subordinated debt securities, an unsecured subordinated obligation of Arch Capital and will (i) be subordinated in right of payment with all Arch Capital's unsubordinated indebtedness and (ii) be structurally subordinated to the indebtedness and other obligations (including insurance obligations) of Arch Capital's subsidiaries.

        The guarantee of the subordinated debt securities is subject to the blockage period described below under "—Ranking of the Debt Securities—Subordinated Debt Securities."

        As of December 31, 2011, the aggregate amount of Arch Capital's outstanding consolidated indebtedness for money borrowed was approximately $400.0 million, all of which was unsecured and unsubordinated. As of December 31, 2011, the consolidated obligations of Arch Capital's subsidiaries reflected on Arch Capital's balance sheet was approximately $12.1 billion, all of which would be structurally senior to the guarantee.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

        Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and the subordinated debt securities will include the provisions described below.

Merger, Amalgamation, Consolidation or Sale of Assets

        Arch Capital may not, and will not permit Arch US to, consolidate or amalgamate with or merge with or into any other person (other than a subsidiary) or convey, transfer, sell or lease Arch US's properties and assets substantially as an entirety to any person (other than a subsidiary), or permit any person (other than a subsidiary) to consolidate with or merge into Arch US or Arch Capital, as the case may be, unless:

  •
  either (a) Arch US or Arch Capital, as the case may be, shall be the surviving person or (b) the surviving person (if other than Arch US or Arch Capital, as the case may be) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization of Economic Cooperation and Development and (2) expressly assume, by an indenture supplemental to the applicable indenture, executed and delivered to the applicable trustee, in form reasonably satisfactory to such trustee, all of the obligations of Arch US or Arch Capital, as the case may be, under the applicable debt securities (or the guarantee, as applicable) and such indenture;

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  immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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  Arch US or Arch Capital, as the case may be, shall have delivered to the applicable trustee an officers' certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable base indenture and that all conditions precedent therein provided for relating to such transaction have been satisfied.

        The surviving person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, Arch US or Arch Capital, as the case may be, under the applicable indenture with the same effect as if such successor had been named as Arch US or Arch Capital, as the case may be, thereunder; and thereafter Arch US or Arch Capital, as the case may be, shall be discharged from all obligations and covenants under the applicable base indenture and the applicable debt securities or the guarantee, as the case may be.

Payment of Principal, Premium and Interest

        Arch US will duly and punctually pay the principal of (and premium, if any) and interest on the debt securities in accordance with their terms.

Maintenance of Office or Agency

        Arch US and Arch Capital will maintain an office or agency where debt securities may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon Arch US or Arch Capital in respect of the debt securities and the applicable indenture may be served.

Money for Securities; Payments to Be Held in Trust

        If Arch US at any time acts as its own paying agent with respect to any debt securities, it will, on or before each due date of the principal of (and premium, if any) or interest on such debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture and will promptly notify the applicable trustee of its action or failure so to act.

Corporate Existence

        Except as otherwise permitted under "—Merger, Amalgamation, Consolidation or Sale of Assets" above, each of Arch US and Arch Capital will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and franchises; provided, however, that Arch US and Arch Capital will not be required to preserve any such right or franchise if their respective boards of directors or senior management determine that the preservation thereof is no longer desirable in the conduct of the business of Arch US or Arch Capital and that the loss thereof is not disadvantageous in any material respect to the holders of debt securities.

Statement by Officers as to Default

        Arch US and Arch Capital will each deliver to the trustee, within 120 days after the end of each fiscal year of Arch US, a certificate of the principal executive officer, principal financial officer or principal accounting officer of each Arch US and Arch Capital stating whether or not to the best knowledge of the signers thereof Arch US or Arch Capital is in default in the performance and observance of any of the terms, provisions and conditions of the applicable indenture, and if Arch US or the Arch Capital is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Waiver of Certain Covenants

        Arch US or Arch Capital, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in the covenants described above under the captions "—Corporate Existence" and "—Statement by Officers as to Default" in respect of any series of debt securities if before or after the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series (taken together as one class) will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, and except to the extent so expressly waived, and, until such waiver will become effective, the obligations of Arch US and Arch Capital and the duties of the applicable trustee in respect of any such term, provision or condition will remain in full force and effect.

Ranking of Debt Securities

General

        Arch US currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from Arch US's subsidiaries will be the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as Arch US's subsidiaries' financial condition and operating and regulatory requirements, may limit Arch US's ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. In addition, because Arch US is a holding company, holders of the debt securities will be structurally subordinated to the claims of creditors of Arch US's subsidiaries on their assets and earnings.

Senior Debt Securities

        The senior debt securities will be the unsecured unsubordinated obligations of Arch US and will:

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  rank equal in right of payment with all of Arch US's other unsecured and unsubordinated indebtedness;

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  be effectively subordinated in right of payment to all of Arch US's secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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  be structurally subordinated to all of Arch US's subsidiaries' indebtedness and other obligations (including insurance obligations).

        Except as otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, the senior debt securities will not contain any limitation on the amount of indebtedness, secured or otherwise, which may be incurred by Arch US or any of Arch US's subsidiaries.

Subordinated Debt Securities

        The subordinated debt securities will be the unsecured subordinated obligations of Arch US. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of Arch US's senior indebtedness (as defined below) and other obligations (including without limitation insurance obligations and Arch US's obligations with respect to its insurance policies and guarantees thereof). Upon any distribution of Arch US's assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of Arch US's assets or in a bankruptcy, insolvency, receivership or other similar proceeding relating to Arch US or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due on all senior indebtedness will be paid first in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before the holders of the subordinated debt securities are entitled to receive or retain any payment.

        If any default occurs and is continuing in the payment when due or all or any portion of the obligations under or in respect of any senior indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, no direct or indirect payment (whether pursuant to the terms of the subordinated debt securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise) by or on behalf of Arch US will be made of any principal of, interest on or other amounts owing in respect of the subordinated debt securities.

        If any event of default other than a nonpayment event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof, and upon receipt by the trustee under the subordinated indenture of written notice (a "default notice") from a holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness, then, unless and until all such events of default have been cured or waived or have ceased to exist or such senior indebtedness has been discharged or repaid in full in cash, or the requisite holders of such senior indebtedness have otherwise agreed in writing, during the 179 days after the delivery of such default notice (the "blockage period"), neither Arch US nor any other person on its behalf (including Arch Capital under its guarantee of the subordinated debt securities) will make any payment of any kind or character with respect to any principal of, interest on or other distribution on account of or with respect to the subordinated debt securities.

        Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the default notice in respect thereof was given and only one such blockage period may be commenced within any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

        As a result of the foregoing provisions, in the event of Arch US's insolvency, holders of the subordinated debt securities may recover ratably less than Arch US's general creditors.

        "Senior indebtedness," unless otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of subordinated debt securities to be issued by Arch US, means, with respect to Arch US:

          (1)   the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) Arch US's indebtedness for money borrowed and (b) Arch US's indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by Arch US, including any such securities issued under any deed, indenture or other instrument to which Arch US is a party;

          (2)   all of Arch US's capital lease obligations;

          (3)   all of Arch US's obligations issued or assumed as the deferred purchase price of property, all of Arch US's conditional sale obligations, all of Arch US's hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of Arch US's obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4)   all of Arch US's obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

          (5)   all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which Arch US is responsible or liable as obligor, guarantor or otherwise;

          (6)   all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of Arch US's property or assets (whether or not such obligation is assumed by Arch US); and

          (7)   any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the subordinated indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to, or ranks equal with, the subordinated debt securities.

        Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee under the subordinated indenture or any of the holders of the subordinated debt securities.

Discharge and Defeasance

        Under the terms of each indenture, Arch US will be discharged from any and all obligations in respect of the debt securities of any series issued under such indenture and such indenture and Arch Capital will be discharged from any and all obligations in respect of the guarantees of the debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

          (1)   Arch US delivers all outstanding debt securities of such series to the applicable trustee for cancellation and pays all sums payable by Arch US under such debt securities and such indenture with respect to such series; or

          (2)   such debt securities either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and Arch US or Arch Capital deposits with the applicable trustee, in trust:

            (a)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

            (b)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        In addition, unless the prospectus supplement and supplemental indenture provide otherwise, Arch US and Arch Capital may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of any series and the guarantee by Arch Capital ("defeasance") or (2) to be released from Arch US's and Arch Capital's obligations with respect to the debt securities of any series under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"), in each case by giving notice to the applicable trustee of Arch US's intention to defease all of the debt securities of such series and irrevocably depositing with such trustee or a paying agent:

          (1)   in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

          (2)   in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

        Such a trust may only be established if, among other things:

          (1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any agreement or instrument to which Arch US or Arch Capital, as the case may be, is a party or by which Arch US or Arch Capital is bound;

          (2)   in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust; and

          (3)   Arch US and Arch Capital have delivered to the applicable trustee an opinion of counsel or a letter ruling of the IRS (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        In the event Arch US or Arch Capital effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the applicable trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        Arch US and Arch Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement each indenture and/or the terms of each series of debt securities and the related guarantees by Arch Capital with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

          (1)   change the stated maturity of the principal of, or any premium on, or any installment of interest with respect to such debt securities;

          (2)   reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, such debt securities or any premium payable upon the redemption thereof or otherwise change the redemption provisions thereof;

          (3)   change the currency of payment of principal of or interest on such debt securities;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities;

          (5)   reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture governing such series;

          (6)   in the case of the subordinated indenture, modify or make any change to the subordination provisions thereof that adversely affects the rights of the holders of subordinated debt securities of any series then outstanding;

          (7)   in the case of any convertible debt securities, adversely affect the right of a holder to convert such debt securities other than as provided in or under the applicable indenture; or

          (8)   release Arch Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture; or

          (9)   modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

          (1)   in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

          (2)   in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of each holder affected.

        Arch US and Arch Capital, when authorized by a board resolution, and the trustee may amend or supplement each indenture or waive any provision of such indenture and the debt securities issued thereunder without the consent of any holders of such debt securities in some circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to make any other change that does not, in the good faith opinion of the respective boards of directors of Arch US and Arch Capital and the applicable trustee, adversely affect the interests of holders of such debt securities in any material respect;

  •
  to provide for the assumption of Arch US's or Arch Capital's obligations under such indenture by a successor upon any merger, consolidation or asset transfer permitted under such indenture;

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  to provide any security for, or additional guarantees of, such debt securities;

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  to add events of default with respect to such debt securities;

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  to add covenants of Arch US or Arch Capital that would benefit the holders of such debt securities or to surrender any rights or powers Arch US or Arch Capital has under such indenture;

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  to make any change necessary to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of such indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of the respective boards of directors of each of Arch US and Arch Capital and the applicable trustee, adversely affect the interests of the holders of such debt securities in any material respect;

  •
  to provide for uncertificated debt securities and guarantees in addition to or in place of certificated debt securities and guarantees;

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  to change or eliminate any of the provisions of such indenture, provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series or the related guarantees as permitted by such indenture; or

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as will be necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee, pursuant to the requirements of such indenture.

Events of Default and Notice Thereof

        The following are events that Arch US anticipates will constitute "events of default" with respect to the debt securities of any series issued under the senior indenture or the subordinated indenture:

          (1)   default in the payment of any interest upon any debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of (or premium, if any, on) any debt securities of such series when due; or

          (3)   default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series; or

          (4)   default in the performance, or breach, of any covenant of Arch US or Arch Capital (other than those set forth in clause (1), (2) or (3) above) in such indenture (other than a covenant or warranty added to such indenture solely for the benefit of another series of debt securities) and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to Arch US or Arch Capital by the trustee or to Arch US, Arch Capital and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such indenture; or

          (5)   certain events of bankruptcy, insolvency or reorganization; or

          (6)   the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or Arch Capital denies its liability under the guarantee (other than by reason of release of Arch Capital in accordance with the terms of such indenture).

        Additional or different events of default, if any, applicable to a series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement, and if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part.

        Within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities, unless such default shall have been cured or waived, the trustee under the applicable indenture will give to the holders of such debt securities notice of such default known to such trustee; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of the debt securities of such series or in the payment of a sinking fund installment, such trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (4) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. Arch US will certify to the trustee, within 120 days after the end of each fiscal year of Arch US, as to whether any default exists, as described under "—Statement by Officers as to Default" above.

        If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities occurs and is continuing, the trustee under the applicable indenture or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Arch US (and to such trustee if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee under the applicable indenture or the holders of any debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the debt securities of any series may pursue any remedy under the applicable indenture unless the trustee under such indenture will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to such trustee of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities of any series will be convertible into Arch Capital's common shares, Arch Capital's preference shares or Arch US's preferred stock or upon which the debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at Arch US's option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

The Trustee

        The trustee under the indenture pursuant to which a series of debt securities is issued will be named in the prospectus supplement relating to such debt securities. Each indenture will contain certain limitations on a right of the trustee thereunder, as Arch US's creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee under each indenture will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee under such indenture.

        In case an event of default will occur (and will not be cured) with respect to a series of debt securities and is actually known to a responsible officer of the trustee under the applicable indenture, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, such trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to such trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        Arch US may issue the debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC (or a nominee thereof), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. Arch US expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by Arch US if such debt securities are offered directly by Arch US. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        Arch US expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of Arch US, Arch Capital or the applicable trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. Arch US understands that, under existing industry practice, if Arch US requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of each indenture, Arch US and the trustee under such indenture may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Arch US nor such trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). Arch US believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Arch US also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, Arch US expects the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of Arch US, Arch Capital or the trustee under the applicable indenture, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        None of Arch US, Arch Capital or the trustee under the applicable indenture will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and Arch US and such trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Arch US within 90 days, Arch US will issue individual debt securities in exchange for the global security representing such debt securities.

        All moneys paid by Arch US or Arch Capital to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to Arch US or Arch Capital, as the case may be, and the holder of such debt security thereafter may look only to Arch US for payment thereof.

Non-U.S. Currency

        If the purchase price of any Arch US debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such Arch US debt securities and such foreign currency will be specified in the applicable prospectus supplement.

SELLING SHAREHOLDERS

        To the extent that this prospectus is used by any selling shareholder to resell any Arch Capital common shares, information with respect to the selling shareholder will be contained in a supplement to this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities:

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  through underwriters or dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any such methods of sale.

        Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement relating to any offering of securities by us will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by us within this prospectus.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or real-lowed or paid to dealers may be changed from time to time.

        Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these con-tracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

        Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

        Certain of the underwriters, agents or dealers and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        Arch Capital's common shares are quoted on Nasdaq Global Select Market under the symbol "ACGL." The Series A Non-Cumulative Preferred Shares are listed on the New York Stock Exchange under the symbol "ARHPrA" The Series B Non-Cumulative Preferred Shares are listed on the New York Stock Exchange under the symbol "ARHPrB." The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

WHERE YOU CAN FIND MORE INFORMATION

Arch Capital

        Arch Capital is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Arch Capital. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

Arch Capital Group (U.S.) Inc.

        Arch Capital Group (U.S.) Inc. is not currently subject to the information reporting requirements of the Exchange Act. Arch Capital Group (U.S.) Inc. is a wholly-owned subsidiary of Arch Capital. Any future issuances of preferred stock or debt securities of Arch Capital Group (U.S.) Inc. will be fully and unconditionally guaranteed by Arch Capital and by no other subsidiary of Arch Capital. See "Description of Arch Capital Group (U.S.) Inc. Preferred Stock" and "Description of Arch Capital Group (U.S.) Inc. Debt Securities."

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows Arch Capital to "incorporate by reference" information into this prospectus, which means that it can disclose important information by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents listed below which have been filed by Arch Capital with the SEC and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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  Annual report on Form 10-K for the year ended December 31, 2011.

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  Current report on Form 8-K filed on March 2, 2012.

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  The description of the common shares contained in our registration statement on Form 8-A filed on August 23, 2002 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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  The description of our outstanding 8.00% Non-Cumulative Preferred Shares, Series A, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on April 17, 2006 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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  The description of our outstanding 7.875% Non-Cumulative Preferred Shares, Series B, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on May 26, 2006 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Arch Capital is also incorporating by reference the information contained in all other documents that it files with the SEC between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered under the registration statement are sold. The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.

        If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or Arch Capital's and Arch US's constitutional documents, you should call or write to Arch Capital Group Ltd., Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda, Attention: Secretary (telephone (441) 278-9250). Arch Capital will provide these documents, without charge, by first class mail.

        None of Arch Capital or Arch US have authorized anyone to give any information or make any representation about Arch Capital or Arch US that is different from, or in addition to, that contained in this prospectus or in any of the materials that Arch Capital or Arch US have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 ("PLSRA") provides a "safe harbor" for forward-looking statements. This prospectus or any other written or oral statements made by or on behalf of us may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements, for purposes of the PLSRA or otherwise, can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.

        Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below, elsewhere in this prospectus and in our periodic reports filed with the SEC, and include:

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  our ability to successfully implement our business strategy during "soft" as well as "hard" markets;

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  acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and our insureds and reinsureds;

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  our ability to maintain or improve our ratings, which may be affected by our ability to raise additional equity or debt financings, by ratings agencies' existing or new policies and practices, as well as other factors described herein;

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  general economic and market conditions (including inflation, interest rates, foreign currency exchange rates, prevailing credit terms and the depth and duration of a recession) and conditions specific to the reinsurance and insurance markets (including the length and magnitude of the current "soft" market) in which we operate;

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  competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

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  developments in the world's financial and capital markets and our access to such markets;

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  our ability to successfully enhance, integrate and maintain operating procedures (including information technology) to effectively support our current and new business;

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  the loss of key personnel;

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  the integration of businesses we have acquired or may acquire into our existing operations;

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  accuracy of those estimates and judgments utilized in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies and litigation, and any determination to use the deposit method of accounting, which for a relatively new insurance and reinsurance company, like our company, are even more difficult to make than those made in a mature company since relatively limited historical information has been reported to us through December 31, 2011;

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  greater than expected loss ratios on business written by us and adverse development on claim and/or claim expense liabilities related to business written by our insurance and reinsurance subsidiaries;

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  severity and/or frequency of losses;

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  claims for natural or man-made catastrophic events in our insurance or reinsurance business could cause large losses and substantial volatility in our results of operations;

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  acts of terrorism, political unrest and other hostilities or other unforecasted and unpredictable events;

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  availability to us of reinsurance to manage our gross and net exposures and the cost of such reinsurance;

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  the failure of reinsurers, managing general agents, third party administrators or others to meet their obligations to us;

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  the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

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  our investment performance, including legislative or regulatory developments that may adversely affect the fair value of our investments;

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  the impact of the continued weakness of the U.S., European countries and other key economies, projected budget deficits for the U.S., European countries and other governments and the consequences associated with possible additional downgrades of securities of the U.S., European countries and other governments by credit rating agencies and the resulting effect on the value of securities in our investment portfolio as well as the uncertainty in the market generally;

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  losses relating to aviation business and business produced by a certain managing underwriting agency for which we may be liable to the purchaser of our prior reinsurance business or to others in connection with the May 5, 2000 asset sale described in our periodic reports filed with the SEC;

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  changes in accounting principles or policies or in our application of such accounting principles or policies;

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  changes in the political environment of certain countries in which we operate or underwrite business;

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  statutory or regulatory developments, including as to tax policy and matters and insurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers and/or changes in regulations or tax laws applicable to us, our subsidiaries, brokers or customers; and

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  the other matters set forth under "Risk Factors" above and under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the other factors set forth in Arch Capital Group Ltd.'s other documents on file with the SEC, and management's response to any of the aforementioned factors.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 LEGAL MATTERS

        Certain legal matters with respect to the securities will be passed upon for us and Arch US by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws. However, investors may serve Arch Capital with process in the United States with respect to actions against us arising out of or in connection with violations of United States federal securities law relating to offers and sales of securities covered by this prospectus by serving National Registered Agents, Inc., 440 9th Avenue, 5th floor, New York, New York 10001, its United States agent irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda; provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.